                             AMENDED AND RESTATED

                      AGREEMENT OF LIMITED PARTNERSHIP OF

                              FFP PARTNERS, L.P.

             AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
                                      OF
                              FFP PARTNERS, L.P.

     This AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP is entered into by and among FFP Partners Management Company, Inc., a Delaware corporation, as the General Partner, and John H. Harvison, as the Organizational Limited Partner, together with the Persons who become Limited Partners of the Partnership, as provided herein.

     The Partnership was formed by the filing or a certificate of limited partnership with the Secretary of State of Delaware on December 31, 1986. The General Partner and the Organizational Limited Partner now desire to amend and restate the limited partnership agreement of the Partnership in its entirety as follows:

                                   ARTICLE I

                            ORGANIZATIONAL MATTERS

     1.1 Formation. The General Partner and the Organizational Limited Partner have formed and hereby continue the Partnership as a limited partnership pursuant to the provisions of the Delaware Act. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Delaware Act. The Partnership Interest of any Partner shall be personal property for all purposes.

     1.2 Name. The name of the Partnership shall be "FFP Partners, L.P." The Partnership's business may be conducted under any other name or names deemed advisable by the General Partner, including the name of any General Partner or any Affiliate. The words "Limited Partnership" shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole discretion may change the name of the Partnership at any time and from time to time.

     1.3 Registered Office; Principal Office. The address of the registered office of the Partnership in the State of Delaware shall be 1209 Orange Street, New Castle County, Wilmington, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Partnership shall be located at 2801 Glenda Avenue, Fort Worth, Texas 76117, or such other place as the General Partner may from time to time designate to the Partners. The Partnership may maintain offices at such other place or places as the General Partner deems advisable. The business address of the General Partner is 2801 Glenda Avenue, Fort Worth, Texas 76117; the General Partner may change its address at any time and from time to time.

     1.4  Power of Attorney.
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     (a) Each Partner hereby constitutes and appoints the General Partner and the Liquidator (and any successor to either of them by merger, assignment, election or otherwise), and each of their authorized officers, with full power of substitution as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

         (i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) this Agreement, all certificates and other instruments and all amendments thereof which the General Partner or the Liquidator deems reasonable and appropriate or necessary to form, qualify, or continue the qualification of, the Partnership as a limited partnership (or a partnership in which limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all instruments which the General Partner or the Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (C) all conveyances and other instruments or documents which the General Partner or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including a certificate of cancellation; (D) all instruments relating to the admission, withdrawal or substitution of any Partner pursuant to Article XI,
Article XII or Article XIII; and (E) all instruments (including this Agreement and any and all amendments and restatements hereof) relating to the determination of the rights, preferences and privileges of any class or series of Units issued pursuant to Section 4.3 of this Agreement; and

         (ii) sign, execute swear to and acknowledge all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole discretion of the General Partner or the Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement and/or appropriate or necessary, in the sole discretion of the General Partner or the Liquidator, to effectuate the terms or intent of this Agreement; provided, however, that when required by Section 15.3 or Section 15.9 or any provision of this Agreement which establishes a percentage of the Limited Partners required to take any action, the General Partner or the Liquidator may exercise the power of attorney made in this subsection (ii) only after the necessary vote, consent or approval by a Majority Interest or other required percentage.

Nothing herein contained shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article XV or as may be otherwise expressly provided for in this Agreement.

     (b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Partner or the transfer of all or any portion of his Partnership Interest and shall extend to such Partner's heirs, successors, assigns and personal representatives. Each such Partner hereby agrees to be bound by any representations made by the General Partner or the Liquidator, acting in good faith pursuant to such power of attorney; and each such Partner hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator, taken in good faith under such power of attorney. Each Partner shall execute and deliver to the General Partner or the Liquidator within 15 days after receipt of the General Partner's or the Liquidator's request therefor, such further designations, powers of attorney and other instruments as the General Partner or the Liquidator deems necessary to effectuate this Agreement and the purposes of the Partnership.

1.5 Term. The Partnership commenced upon the filing of the Certificate of Limited Partnership of the Partnership in accordance with the Delaware Act and shall continue in existence until the close of Partnership business on December 31, 2037, or until the earlier termination of the Partnership in accordance with the provisions of Article XIV. The General Partner shall not commence or engage in any business on behalf of the Partnership until after the Commencement Date, other than matters necessary or incidental to the Partnership's organization (including, without limitation, the issuance of an interest in the Partnership to the Organizational Limited Partner) and qualification, the organization and qualification of the Operating Partnership or the issuance of Units to the Initial Limited Partners.

1.6 Organizational Limited Partner. In order to create the Partnership under the Delaware Act, the General Partner has accepted contributions to the capital of the Partnership in the amount of $990 from the Organizational Limited Partner for an interest in the Partnership, and the Organizational Limited Partner has been admitted to the Partnership as a Limited Partner. As of the Commencement Date and the admission to the Partnership of the Initial Limited Partners, the interest in the Partnership of the Organizational Limited Partner shall be terminated and the amounts contributed by him to the Partnership shall be refunded and the Organizational Limited Partner shall withdraw as a Limited Partner. Ninety-nine percent (99%) of any interest or other profit which may have resulted from the investment or other use of such amounts paid by the Organizational Limited Partner to the Partnership shall be allocated and distributed to the Organizational Limited Partner and the balance thereof shall be allocated and distributed to the General Partner. The interest in the Partnership of the Organizational Limited Partner is not transferable except by operation of law.

                                  ARTICLE II

                                  DEFINITIONS

     The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

     "Additional Limited Partner" means a Person admitted to the Partnership as a Limited Partner pursuant to Section 12.3 and shown as a Limited Partner on the books and records of the Partnership.

     "Adjusted Property" means any property the Carrying Value of which has been adjusted pursuant to Section 4.5(d)(i).
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     "Affiliate" means any Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question. As used in the definition of "Affiliate," the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through ownership of voting securities, by contract or otherwise.

     "Affiliated Partnership" means a partnership which is an Affiliate of the Partnership and in which the Partnership owns a partnership interest.

     "Affiliated Partnership Agreement" means the partnership agreement entered into by the partners of an Affiliated Partnership.

     "Agreed Value" of the interest in the Original Properties transferred by the Transferors to the Partnership, pursuant to Section 4.2, means the sum of
(a) that amount arrived at by multiplying the number of Class B Units issued in exchange for the conveyance of such properties pursuant to the Conveyance Agreement by the Initial Class A Unit Price, plus (b) the amount of any indebtedness or liabilities either assumed by the Partnership upon such exchange or to which such Contributed Property is subject, when contributed. "Agreed Value" of the interest in the Original Properties being contributed by the Transferors on behalf of the General Partner pursuant to Section 4.1(a), means the amount which is proportionate to the Agreed Value of the interest transferred by the Transferors to the Partnership, pursuant to Section 4.2(a), based on the respective interest so contributed or transferred. "Agreed Value" of any other Contributed Property transferred to the Partnership means the fair market value of such property or other consideration as determined by the General Partner using such reasonable method of valuation as may be adopted by the General Partner. The General Partner shall, in its discretion, use such method as it deems reasonable and appropriate to allocate the aggregate Agreed Value of the Contributed Properties transferred to the Partnership in a single or integrated transaction among each separate property. The Agreed Value of any Contributed Property shall reflect any adjustments made pursuant to Sections 4.5(b)(iv) and 4.5(c).

     "Agreement" means this Amended and Restated Agreement of Limited Partnership, as it may he amended, supplemented or restated from time to time.

     "Assignee" means a Person to whom one or more Units have been transferred, by assignment or otherwise in a manner permitted under this Agreement, and who has delivered a Transfer Application to the Transfer Agent pursuant to this Agreement, but who has not become a Substituted Limited Partner.

     "Book-Tax Disparities" means the differences between a Partner's Capital Account balance, as maintained pursuant to Section 4.5, and such balance had the Capital Account been maintained strictly in accordance with tax accounting principles (such disparities reflecting the differences between the Carrying Value of either Contributed Properties or Adjusted Properties, as adjusted from time to time, and the adjusted basis thereof for federal income tax purposes).
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     "Built-in Gain" or "Built-in Loss" means the difference between the
Carrying Value of each item of Partnership property, as adjusted from time to time, and the adjusted basis thereof for federal income tax purposes.

     "Business Day" means Monday through Friday of each week, except that a legal holiday recognized as such by the Government of the United States or the States of Texas or New York shall not be regarded as a Business Day.

     "Capital Account" means the capital account maintained for a Partner pursuant to Section 4.5.

     "Capital Contribution" means any cash and cash equivalents or Contributed Property (or services rendered) which a Partner contributes to the Partnership, pursuant to Sections 4.1, 4.2 or 4.3.

     "Capital Transaction" means any taxable disposition of Partnership assets or property that results in a net taxable gain or loss that the General Partner deems substantial as compared to the net income or net loss from operations for the fiscal year in which the disposition occurs.

     "Carrying Value" means (a) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, cost recovery and amortization deductions charged to the Partners' Capital Accounts pursuant to Section 4.5(a) with respect to such property, and (b) with respect to any other property, the adjusted basis of such property for federal income tax purposes, as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Sections 4.5(c) and 4.5(d), and to reflect changes, additions or other adjustments to the Carrying Value for dispositions, acquisitions or improvements of Partnership properties, as deemed appropriate by the General Partner.

     "Certificate" means a certificate issued by the Partnership evidencing ownership of one or more Units.

     "Certificate of Limited Partnership" means the Certificate of Limited Partnership filed with the Secretary of State of the State of Delaware pursuant to Section 6.2, as it may be amended and/or restated from time to time.

     "Class A Limited Partner" and "Class B Limited Partner" have the respective meanings specified in the definition of "Limited Partner" below in this Article II.

     "Class A Units" means that certain class of Units representing the Partnership Interests of all Class A Limited Partners.

     "Class B Units" means that certain class of Units representing the Partnership interests of all Class B Limited Partners.

     "Class Percentage Interest" means, with respect to one or more Limited Partners or Assignees included in a class, that fraction, expressed as a percentage, the numerator of which is
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such Limited Partners' or Assignees' Units of such class, and the denominator of which is the total number of such Units of such class outstanding as of the date of such determination,

     "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, and applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

     "Commencement Date" means the same as the "Closing Date"' as defined in the Underwriting Agreement.

     "Contributed Property" means each Contributing Partner's interest in each property or other consideration, in such form as may be permitted by the Delaware Act, but excluding cash and cash equivalents, contributed to the Partnership by such Contributing Partner (or deemed contributed to the Partnership upon termination thereof pursuant to Section 708 of the Code). Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 4.5(d)(i), such property shall no longer constitute a Contributed Property for purposes of Section 5.2(b) but shall be deemed an Adjusted Property for such purposes.

     "Contributing Partner" means each Partner contributing (or deemed to have contributed, upon termination of the Partnership pursuant to Section 708 of the Code or otherwise) a Contributed Property to the Partnership in exchange for Units.

     "Conveyance Agreement" means that agreement among the Transferors, the General Partner, the Partnership and the Operating Partnership wherein, among other things, (a) the Transferors, on behalf of themselves and the General Partner, each contribute and convey to the Partnership certain designated assets and the Partnership assumes designated liabilities, if any, and related obligations, and (b) the Partnership contributes and conveys such assets to the Operating Partnership and the Operating Partnership assumes such designated liabilities, if any, and related obligations.

     "Deficiency" has the meaning specified in Section 5.3(d).

     "Deficit" has the meaning specified in Section 5.3(e).

     "Delaware Act" means the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. (S)17-101, et seq., as it may be amended from time to time, and any successor to such Act.

     "Departing Partner" means a former General Partner, as of the effective date of any withdrawal or removal of such former General Partner pursuant to
Section 13.1 or 13.2.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor to such statute.

     "General Partner" means FFP Partners Management Company, Inc., or its successor in its capacity as general partner of the Partnership.

     "Indemnitee" has the meaning specified in Section 6.9.

     "Initial Class A Unit Price" means that price specified in the Underwriting Agreement for the Initial Offering as the price at which a Class A Unit will be purchased from the Partnership by the Underwriters.

     "Initial Limited Partners" means the Transferors purchasing Class B Units and the Underwriters purchasing Class A Units in the Initial Offering, in accordance with Section 4.2 and shown as such on the books and records of the Partnership.

     "Initial Offering" means the first public offering of Class A Units (including pursuant to any exercise of the overallotment option), all as described in the Registration Statement.

     "Issue Price" means the price at which a Unit is purchased from the Partnership.

     "Limited Partner" means any Person who is a Limited Partner of the Partnership, including a Class A Limited Partner and a Class B Limited Partner, but not including the Organizational Limited Partner (i.e., each Initial Limited Partner, each Substituted Limited Partner, each Additional Limited Partner, and any Departing Partner upon the conversion of its Partnership Interest or its interest in the Operating Partnership into Units pursuant to Section 13.2), and shown as a Limited Partner on the books and records of the Partnership; a Limited Partner may be designated a "Class A Limited Partner" or "Class B Limited Partner" depending upon the class of Units such Limited Partner holds, and for the purposes of determining allocations and distributions under Articles V and XIV, an Assignee.

     "Liquidator" has the meaning specified in Section 14.3.

     "Majority Interest" means the owners of more than 50% of the aggregate Percentage Interests owned by all Partners. Except as otherwise expressly provided in this Agreement or under applicable law or regulation, Units held in the name of the General Partner as Record Holder on the pertinent Record Date shall be entitled to vote or approve and be counted on any matter submitted to Partners for their vote or approval.

     "Maximum Tax Liability" means an amount equal to (a) the aggregate taxable income with respect to all Class A Units for a fiscal year (as estimated by the General Partner using assumptions and projections it deems necessary) divided by the number of outstanding Class A Units as of the end of the particular year, multiplied by (b) the highest effective federal income tax rate for individuals in effect for that fiscal year.

     "Minimum Gain" means the amount, if any, by which the total principal balance of the indebtedness of the Partnership that is secured by assets of the Partnership and for which no Partner has any personal liability (excluding any portion of such principal balance that would not be treated as an amount realized under Section 1001 of the Code and Section 1.1001-2(a) of the Treasury Regulations if such indebtedness were foreclosed upon) exceeds the Partnership's adjusted tax basis in such assets. For purposes of this Agreement, a Partners share of Partnership Minimum Gain shall be determined in accordance with the provisions of Treasury Regulation Section 1.704-1 (b)(4)(iv)(f).

     "NASDAQ" means. the National Association of Securities Dealers Automated Quotation System.

     "National Securities Exchange" means an exchange registered with the Securities and Exchange Commission under Section 6(a) of the Exchange Act.

     "Net Agreed Value" means (a) in the case of a partnership interest in the Operating Partnership contributed to the Partnership by a Departing Partner pursuant to Section 13.2, the amount of the capital account attributable to such partnership interest under the Operating Partnership Agreement as of the end of the fiscal month immediately preceding the fiscal month during which such contribution is made, (b) in the case of any Contributed Property, the Agreed Value of such property or other consideration reduced by any indebtedness or liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, and (c) in the case of any property currently distributed to a Partner pursuant to Section 5.3 or distributed in liquidation of the Partnership pursuant to Sections 14.3 and 14.4, the Partnership's Carrying Value of such property at the time such property is distributed reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution.

     "Operating Income" and "Operating Loss" of the Partnership, as the case may be, means, for any taxable period, the amount by which the gross income of the Partnership (other than income and gain in a Terminating Capital Transaction and other than items of income or gain allocated pursuant to Section 5.1(b) through
(d) and Section 5.2(b) through (h)) during such period, exceeds (in the case of Operating Income) or is less than (in the case of Operating Loss) the sum of all items of loss or deduction that are allowable as deductions (other than items of depreciation, cost recovery and amortization, loss and deduction in a Terminating Capital Transaction and other than items of deduction or loss allocated pursuant to Section 5.1(b) through (d) and Section 5.2(b) through (h)) to the Partnership under the Code with respect to such period, as calculated for federal income tax purposes and reported by the Partnership on its federal income tax partnership return.

     "Operating Partnership" means FFP Operating Partners, L.P., the limited partnership established under the Delaware Act and by the Operating Partnership Agreement.

     "Operating Partnership Agreement" means the limited partnership agreement pursuant to which the Operating Partnership is formed, as it may he amended or restated from time to time.

     "Opinion of Counsel" means a written opinion of counsel (who may be regular counsel to the Partnership or the General Partner) acceptable to the General Partner,

     "Organizational Limited Partner" means John H. Harvison, in his capacity as the organizational limited partner pursuant to this Agreement.

     "Original Properties" means those certain assets of the Transferors, all as described in the Conveyance Agreement, interests in which are to he contributed to the Partnership by the Transferors on behalf of themselves and the General Partner pursuant to Article IV

     "Outstanding" means the number of Units issued by the Partnership and shown on the Partnership's books and records to be outstanding, less any Units held by the Partnership or the Operating Partnership.

     "Partner" means the General Partner or a Limited Partner.

     "Partnership" means the limited partnership organized pursuant to this Agreement.

     "Partnership Interest" means the interest of a Partner or Assignee in the Partnership.

     "Percentage Interest" means (a) as to the General Partner, 1%, and (b) as to any Limited Partner or Assignee included in a class, the product of 99% times the Class Percentage Interest of each such Limited Partner or Assignee with respect to the class for which the determination is being made, provided that unless otherwise specifically stated herein, or in the designation fixed by the General Partner pursuant to Section 4.3(a) with respect to a particular class, the determinations of Percentage Interest of Limited Partners and Assignees of all classes shall be made as though all Limited Partners and Assignees were members of one class.

     "Person" means an individual or a corporation, partnership, trust, unincorporated organization, association or other entity.

     "Prescribed Asset Value" means, as of any date of determination, that amount equal to the sum of (a) the quotient obtained by dividing (i) an amount equal to the product of (1) the total number of Outstanding Units of a particular class (immediately prior to an issuance of Units of such class pursuant to Section 4.3, if such issuance triggered an asset valuation pursuant to Section 4.5(d)(i)) times (2)(A) in the case of a valuation occasioned by an issuance of Units of such class pursuant to Section 4.3, the Issue Price as of the date of issuance or (B) in the case of a valuation occasioned by a deemed distribution resulting from a constructive termination of the Partnership pursuant to Section 708 of the Code, the Unit Price for Units of such class as of the date of deemed distribution, by (ii) the Percentage Interest represented by all Outstanding Units of that class (immediately prior to an issuance of Units pursuant to Section 4.3 if such issuance triggered an asset valuation pursuant to Section 4.5(d)(i)) or by the Percentage Interest represented by all Outstanding Units of all classes (immediately prior to an asset valuation pursuant to Section 4.5(d)(ii)), plus (b) the amount of any outstanding Partnership liability or other indebtedness, as of the date of determination.

     "Purchase Date" means the date determined by the General Partner as the date for purchase of all Outstanding Units (other than Units owned by the General Partner and its Affiliates) pursuant to Section 17.1(b).

     "Purchase Funds" means an amount in cash equal to the aggregate Purchase Price of all Units subject to purchase by the General Partner on the Purchase Date in accordance with Section 17.1.

     "Purchase Price" means an amount per Unit equal to the greater of (a) the highest cash price paid by the General Partner or any Affiliate thereof for any Unit purchased during the 90 days immediately prior to the date on which the notice described in Section 17.1(b) is first mailed, if any such purchase occurred during such period, or (b)(i) if the Units are listed or admitted to trading on one or more National Securities Exchanges, the average of the last reported sale prices per Unit regular way or, in case no such reported safe has taken place on any such day, the average of the last reported bid and asked prices per Unit regular way, in either case on the principal National Securities Exchange on which the Units are listed or admitted to trading, for the 30 trading days immediately preceding the date of the mailing of such notice, (ii) if the Units are not listed or admitted to trading on a National Securities Exchange but are quoted by NASDAQ, the average of the closing bid per Unit for the 30 trading days immediately preceding the date of the mailing of such notice, as furnished by the National Quotation Bureau Incorporated or such other nationally recognized quotation service as may be selected by the General Partner for such purpose if said Bureau is not at the time furnishing quotations, or (iii) if the Units are not listed for trading on a National Securities Exchange or quoted by NASDAQ, an amount equal to the fair market value of a Unit as of the date of the mailing of such notice, as determined by the General Partner using any reasonable method of valuation.

     "Recapture Income" means any gain recognized by the Partnership (but computed without regard to any adjustment as may be required by Section 734 or 743 of the Code) upon the disposition of any property or asset of the Partnership that does not constitute capital gain for federal income tax purposes because such gain represents the recapture of deductions previously taken with respect to such property or assets.

     "Record Date" means the date established by the General Partner for determining (a) the identity of Limited Partners entitled to notice of or to vote at any meeting of Limited Partners or entitled to vote by ballot or give consent to Partnership action in writing without a meeting or entitled to exercise rights in respect of any other lawful action of Limited Partners, or
(b) the identity of Record Holders entitled to receive any report or distribution.

     "Record Holder" as applied to a Unit means the Limited Partner or Assignee in whose name the Unit is registered on the books of a Transfer Agent as of the close of business on a particular Business Day.

     "Registration Statement" means the Registration Statement on Form S-1, as it has been or as it may be amended from time to time, filed by the Partnership with the Securities and Exchange Commission under the Securities Act to register the offering and sale of the Class A Units in the Initial Offering.

     "Residual Gain" or "Residual Loss" means any net gain or net loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or Adjusted Property, to the extent such net gain or net loss is not allocated pursuant to Section 5.2(b) to eliminate Book-Tax Disparities.

     "Securities Act" means the Securities Act of 1933, as amended, and any successor to such statute.

     "Subordination Period" means that period beginning with the Commencement Date and terminating on the last day of fiscal year 1989.

     "Substituted Limited Partner" means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 12.2 in place of and with all the rights of a Limited Partner and who is shown as a Limited Partner on the books and records of the Partnership.

     "Terminating Capital Transaction" means any sale, condemnation, exchange, abandonment or other disposition, whether by foreclosure or otherwise, of all or substantially all of the then remaining assets of the Partnership and/or any other transaction which will result in a dissolution of the Partnership.

     "Transfer Agent" means a bank, trust company or other Person (including the General Partner) appointed by the Partnership to act as transfer agent for Units.

     "Transfer Application" means an application and agreement for transfer of Units in the form set forth on the back of a Certificate or in a form substantially to the same effect in a separate instrument by which a transferee
(a) requests admission as a Substituted Limited Partner, (b) agrees to be bound by the terms and conditions of, and executes, this Agreement, (c) represents that he has authority to enter into this Agreement, (d) grants powers of attorney to the General Partner and the Liquidator and (e) makes the consents and waivers contained herein.

     "Transferors" means Dynamic Industries, Inc., a Texas corporation, Economy Oil Company, a Texas corporation, Gas-A-Way Distributors, Inc., a Texas corporation, Gas-Go, Inc., a Louisiana corporation, Gas-N-Sav, Inc., a Texas corporation, Hi-Lo Corporation, a Texas corporation, Hi-Lo Distributors, Inc., a Texas corporation, Nu-Way Oil Company, a Texas corporation, Nu-Way Distributing Company, a Texas corporation, Southway, Inc., a Texas corporation, State Gas & Oil, Inc., a Texas corporation, Thrift Wholesale Company, a Texas corporation, Thrift Distributors, Inc., a Texas corporation, Thrift-Way, Inc., a Texas corporation, and Swifty Distributors, Inc., a Texas corporation.

     "Transferors' Other Properties" means the property and equipment of the Transferors which will be purchased by the Partnership using proceeds from the Initial Offering.

     "Underwriters" means the underwriting firms named in the Underwriting Agreement that agree to purchase Units from the Partnership.

     "Underwriting Agreement" means that agreement between the Partnership, the Operating Partnership, and the Underwriters, among others, with respect to the Initial Offering, as it may be amended or supplemented from time to time.

     "Unit" means a Partnership Interest of a Limited Partner or Assignee in the Partnership representing such fractional part of the Partnership Interests of all the Limited Partners and Assignees as shall be determined by the General Partner pursuant to Sections 4.2 and 4.3 in connection with the issuance of Partnership Interests to the Initial Limited Partners and the making of Capital Contributions by Additional Limited Partners; provided that each Unit at any time outstanding shall represent the same fractional part of the Partnership Interests of all Limited Partners and Assignees as each other Unit (unless any class or series of Units issued pursuant to Section 4.3(a) shall have designations, preferences or special rights such that a Unit of such class or series shall represent a greater or lesser part of the Partnership Interests of all Limited Partners and Assignees than a Unit of any other class or series of Units, in which event the Partnership Interest represented by a Unit of such class or series shall be determined in accordance with such designations, preferences and special rights as are fixed by the General Partner pursuant to
Section 4.3(a) with respect to such class or series of Units).

     "Unit Price" of a Unit of any class means, as of any date of determination,
(a) if the Units of such class are listed or admitted to trading on one or more National Securities Exchanges, the average of the last reported sale prices per Unit regular way or, in case no such reported sale has taken place on any such day, the average of the last reported bid and asked prices per Unit regular way, in either case on the principal National Securities Exchange on which the Units of such class are listed or admitted to trading, for the four trading days immediately preceding the date of determination, (b) if the Units of such class are not listed or admitted to trading on a National Securities Exchange but are quoted by NASDAQ, the average of the closing bid prices per Unit of such class for the four trading days immediately preceding such date of determination, as furnished by the National Quotation Bureau Incorporated or such other nationally recognized quotation service as may be selected by the General Partner for such purpose if said Bureau is not at the time furnishing quotations, or (c) if the Units of such class are not listed for trading on a National Securities Exchange or quoted by NASDAQ, an amount equal to the fair market value of a Unit of such class as of such date of determination, as determined by the General Partner using any reasonable method of valuation.

     "Unrealized Gain" attributable to a Partnership property means, as of any date of determination, the excess, if any, of the fair market value of such property (as determined under Section 4.5(d)) as of such date of determination over the Carrying Value of such property as of such date of determination (prior to any adjustment to be made pursuant to Section 4.5(d) as of such date).

     "Unrealized Loss" attributable to a Partnership property means, as of any date of determination, the excess, if any, of the Carrying Value of such property as of such date of determination (prior to any adjustment to be made pursuant to Section 4.5(d) as of such date) over the fair market value of such property (as determined under Section 4.5(d)) as of such date of determination.

                                  ARTICLE III

                                    PURPOSE

     The purpose and business of the Partnership shall be any business which may lawfully be conducted by a limited partnership organized pursuant to the Delaware Act, including, without limitation, the acquisition, ownership, leasing, management, operation and disposition of the Original Properties and the Transferors'

     Other Properties; the acquisition, management, operation and disposition of convenience stores, truck stops and self-service gasoline facilities and equipment in the United States and, if deemed advisable by the General Partner in its sole discretion, in foreign countries; the carrying on of any business relating thereto, incidental thereto or arising therefrom; the entering into of any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing, including the ownership of a limited partner's interest in the Operating Partnership; and anything incidental or necessary to the foregoing. Any of the foregoing activities may be conducted directly by the Partnership or indirectly through the Operating Partnership, and any properties, assets or liabilities related to such activities may be acquired and held by the Operating Partnership

                                   ARTICLE IV

                             CAPITAL CONTRIBUTIONS

     4.1   General Partner.

     (a) On the Commencement Date, the General Partner (or the Transferors on its behalf) shall contribute to the Partnership cash and cash equivalents in an amount, or property or other consideration in such form as may be permitted by the Delaware Act, including an interest in the Original Properties described in the Conveyance Agreement, having a Net Agreed Value such that its Capital Contribution then being made as General Partner shall be equal to 1% of the total Capital Contributions (based on the amounts credited to Capital Accounts on account thereof) to the Partnership then being made pursuant to Sections 4.1 and 4.2. At the time of such Capital Contribution, the Partnership may assume (or take the contributed properties subject to) certain liabilities and shall assume certain related obligations in accordance with the Conveyance Agreement.

     (b) (i) On or following the Commencement Date, whenever a Partner makes a Capital Contribution to the Partnership pursuant to Section 4.3, the General Partner shall contribute to the Partnership cash in an amount, or property having a Net Agreed Value, such that its Capital Contribution as General Partner shall be equal to 1% of the total Capital Contributions (based on the amounts credited to Capital Accounts on account thereof) to the Partnership, including those then being made pursuant to this Section 4.1 or Section 4.3, as the case may be.

         (ii) After the Subordination Period (or, if later, after the fiscal year with respect to which any Deficiency is eliminated by cash distributions), the General Partner may, but shall not be obligated to, make voluntary contributions to the Partnership of cash and cash equivalents in an amount, or property having a Net Agreed Value, in an amount equal to the product of (a) the amount by which the Capital Account per Class B Unit as of the last day of the Subordination Period (or, if later, the last day of the fiscal year with respect to which any Deficiency is eliminated by cash distributions) exceeds the Capital Account per Class A Unit as of the last day of the Subordination Period (or, if later, the last day of the fiscal year with respect to which any Deficiency is eliminated by cash distributions), multiplied by (b) the number of Outstanding Class B Units.

     (c) Any Capital Contribution required of the General Partner pursuant to
Section 4.1(b) may be accomplished by the redesignation of Capital Contributions with respect to Units owned by the General Partner as Capital Contributions with respect to its Partnership Interest as General Partner, whereupon the General Partner shall be deemed to have surrendered to the Partnership those Units, and shall deliver to the Transfer Agent for cancellation those Units, the Capital Contributions with respect to which have thus been redesignated. For purposes of any such redesignation, the Net Agreed Value of Capital Contributions with respect to Units shall, for each Unit being surrendered, be (i) the cash consideration per Unit that is received by the Partnership upon the issuance of any Units solely in exchange for cash in the transaction that gives rise to the requirement for the additional Capital Contribution of the General Partner, or
(ii) the Unit Price per Unit as of a date reasonably related to such redesignation in the event Units are issued at least partially in exchange for consideration other than cash in the transaction that gives rise to the requirement for the additional Capital Contribution of the General Partner.

     (d) In connection with making any required general partner's capital contributions to the Operating Partnership pursuant to Article IV of the Operating Partnership Agreement, the General Partner may tender to the Partnership any Units it owns in exchange for a portion of the Partnership's 99% interest in the Operating Partnership. In such event, the General Partner shall be deemed to have surrendered any such Units to the Partnership for cancellation. Upon the tender of such Units, the Partnership shall distribute to the General Partner 99% of an interest as a limited partner in the Operating Partnership that bears the same ratio to the entire limited partner interest in the Operating Partnership as the number of such tendered Units bears to the aggregate of all Outstanding Units, as determined immediately prior to the date of tender.

     4.2  Limited Partners.

     (a) The Transferors shall contribute to the Partnership cash and cash equivalents in an amount, or property or other consideration in such form as may be permitted by the Delaware Act (including specifically the interests in the Original Properties as described in the Conveyance Agreement), in exchange for that number of Class B Units, all as set forth in the Conveyance Agreement. In the event and to the extent that the overallotment option as described in the Registration Statement is exercised by the Underwriters, the Units issued by the Partnership upon such exercise shall be Class A Units, which shall be purchased from the Partnership at the Initial

Class A Unit Price times the number of Units purchased upon exercise, all pursuant to the Underwriting Agreement. In the event and to the extent that the overallotment option is not so exercised or expires by its terms, additional Class B Units shall be issued to the Transferors, which shall be subject to the same terms and conditions of this Agreement and to the same extent as the Class B Units issued above pursuant to this Section 4.2(a). At the time of such Capital Contribution, the Partnership shall assume (or take the Original Properties subject to) certain related obligations all in accordance with the Conveyance Agreement.

     (b) The Underwriters (i) shall contribute to the Partnership in cash on the Commencement Date the amount of the Initial Class A Unit Price multiplied by the number of Class A Units specified in the Underwriting Agreement to be purchased from the Partnership by the Underwriters at the "Closing Date," as such term is used in the Underwriting Agreement, and (ii) on or following such Commencement Date (but not later than the first Business Day following the expiration date of the overallotment option granted to the Underwriters as described in the Underwriting Agreement) may contribute to the Partnership in cash, pursuant to exercise of the overallotment option, an amount of the Initial Class A Unit Price multiplied by a number of Class A Units equal in an amount up to 15% of the number of Class A Units purchased from the Partnership by the Underwriters under (i) above.

     (c) After the Subordination Period (or, if later, after the fiscal year with respect to which any Deficiency is eliminated by cash distributions), the holders of Class B Units may, but shall not be obligated to, make voluntary contributions to the Partnership of cash and cash equivalents in an amount, or property having a Net Agreed Value, equal to the product of (i) the amount, if any, by which the Capital Account per Class A Unit as of the last day of the Subordination Period (or, if later, the last day of the fiscal year with respect to which any Deficiency is eliminated by cash distributions) exceeds the Capital Account per Class B Unit as of the last day of the Subordination Period (or, if later, the last day of the fiscal year with respect to which any Deficiency is eliminated by cash distributions), multiplied by (ii) the number of Outstanding Class B Units.

     (d) On and after the expiration of the Subordination Period (or, if later, after any fiscal year with respect to which any Deficiency is eliminated by cash distributions), Class B Units shall be convertible into Class A Units; provided, however, that such conversion shall not occur unless and until either (i) the General Partner shall have made the voluntary contribution permitted by Section 4.l(b)(ii) and the Partnership shall have made the special distribution with respect to Class B Units permitted by Section 5.3(f) or (ii) the holders of the Class B Units shall have made the voluntary contribution permitted by Section 4.2(c).

     4.3  Additional Issuances of Securities; Additional Issuance of Units.

     (a) (i) The Partnership shall have such classes of Units as the General Partner may establish pursuant to this Section 4.3. As of the Closing Date, there shall be two classes of Units: the Class A Units and the Class B Units. The General Partner, acting on behalf of the Partnership and subject to the terms and conditions of this Agreement, may admit other classes of Limited Partners, issue Class A Units and Class B Units and such other class or classes of Units as may be established. The Class A Units and the Class B Units shall be identical except that (A) distributions with respect to the Class B Units shall be subject to subordination to the Class A Units during the Subordination Period (or, if later, during any fiscal year for which any Deficiency exists as of the first day thereof) pursuant to Section 5.3(c), (B) allocations with respect to the Class B Units shall be made pursuant to Section 5.2 and (C) upon the expiration of the Subordination Period (or, if later, the expiration of the fiscal year with respect to which any Deficiency is eliminated by cash distributions) the Class B Units shall be convertible into Class A Units in accordance with, but subject to the terms and conditions of, Section 11.7.

     (ii) Subject to Section 4.3(b) and 6.1(c) below, in order to raise additional capital or to acquire assets, to redeem or retire Partnership debt, to comply with any provision of the Operating Partnership Agreement or for any other Partnership purposes, the General Partner is authorized to cause the Partnership to issue Units in addition to those issued pursuant to Section 4.2 at any time or from time to time to the General Partner, to Limited Partners or to other Persons and to admit them to the Partnership as Additional Limited Partners, all without any consent or approval of the Limited Partners or any percentage thereof (other than in the situation described in the last sentence of Section 4.3(b)). Subject to Section 4.3(b), the General Partner shall have sole and complete discretion in determining the consideration and terms and conditions with respect to any future issuance of Units. In addition, the General Partner shall have sole and complete discretion to cause the Partnership to issue Units from time to time in one or more classes, or one or more series of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to existing classes and series of Units, as shall be fixed by the General Partner in the exercise of its sole and complete discretion, including, without limitation, (i) the allocation of items of Partnership income, gain, loss, deduction and credit to each such class or series of Units; (ii) the right of each such class or series of Units to share in Partnership distributions; (iii) the rights of each such class or series of Units upon dissolution and liquidation of the Partnership; (iv) the price at which and the terms and conditions, if any, upon which each such class or series of Units may be redeemed by the Partnership; (v) the rate at which and the terms and conditions upon which each such class or series of Units may be converted into another class or series of Units of the Partnership, if any such class or series is convertible into other securities of the Partnership; (vi) the rate at which and the terms and conditions upon which such class or series of Units may be exchanged, at the option of the Partnership or at the option of the holder of Units of such class or series, for any other securities (including those of the Partnership) if any such class or series of Units are issued having the privilege of being so exchangeable expressly pursuant to the terms of such class or series; (vii) the terms and conditions upon which each such class or series of Units will be issued and all other matters relating to the assignment thereof; and (viii) the right of each such class or series of Units to vote on Partnership matters, including matters relating to the relative rights, preferences and privileges of each such class or series. Upon or prior to the issuance of any class or series of Units which shall not be identical to the Class A Units or Class B Units issued on the Commencement Date to the Initial Limited Partners, the General Partner, without the consent at the time of any Limited Partner or Assignee, each Limited Partner and Assignee hereby consenting to any and each such amendment, may amend any provision of this Agreement and, exercising the power of attorney granted pursuant to Section 1.4 (a)(i)(E), may execute, swear to, acknowledge, deliver, file and record such documents as the General Partner may in its sole discretion determine to be necessary or appropriate in connection therewith in order to reflect the authorization and issuance of each such class or series of Units and the relative rights and preferences as to the matters set forth in the preceding sentence. The General Partner is also authorized to cause the Partnership to issue any other type of security, including, without limitation, secured and unsecured debt obligations of the Partnership, debt obligations of the Partnership convertible into any class or series of Units that may be issued by the Partnership or exchangeable for such other security or securities (of the Partnership or otherwise), or options, rights, warrants or appreciation rights relating to any class or series of Units, any debt obligations or any combination of any of the foregoing, from time to time to the General Partner or to Limited Partners or other Persons on terms and conditions established in the sole and complete discretion of the General Partner. Any such issuance of other types of securities may be made without the approval at the time of any Limited Partner or Assignee, each Limited Partner and Assignee hereby approving of any and each such issuance, and upon or prior to the issuance of any such other type of security, the General Partner, without the approval at the time of any Limited Partner or Assignee, each Limited Partner and Assignee hereby approving of any and each such amendment, may amend any provision of this Agreement and, exercising the power of attorney granted pursuant to Section l.4(a)(i)(E), may execute, swear to, acknowledge, deliver, file and record such documents as the General Partner may in its sole discretion determine to be necessary or appropriate in connection therewith in order to reflect the authorization and issuance of each such other type of security. The General Partner shall do all things it deems to be appropriate or necessary to comply with the Delaware Act and is authorized and directed to do all things it deems to be necessary or advisable in connection with any such future issuance, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any securities exchange on which the Units or other such security or securities are listed for trading.

     (b) The General Partner or any Affiliate thereof may, but is not obligated to, make Capital Contributions to the Partnership in the form of cash or other property in exchange for Units; provided, however, that during the Subordination Period (or, if later, during any fiscal year for which any Deficiency remains unpaid) the Partnership shall not issue to any Person Units of any class to which the Class A Units are expressly subordinated as to distributions. The foregoing shall not prohibit a pro rata distribution to all holders of Class A Units of Units to which the Class A Units are expressly subordinated as to distributions. The number of Units issued to any such General Partner or Affiliate in exchange for any Capital Contribution shall not exceed the Net Agreed Value of the Contributed Property or the amount of cash, as the case may be, divided by (i) the Unit Price of a Unit of such class as of the date of such issuance, or (ii) in the event the Capital Contribution is being made pursuant to an exchange offer to other Persons of Units for properties, by the value assigned to a Unit in such exchange offer for purposes of determining the number of Units to be issued in such exchange offer. The Net Agreed Value of any obligation of the Partnership held by the General Partner or an Affiliate which is contributed pursuant to this Section 4.3(b) in exchange for Units shall be the unpaid principal amount thereof plus accrued interest to the date of contribution. Any issuance of Units to the General Partner or any Affiliate thereof on terms that do not satisfy the standards set forth in this Section 4.3(b) shall be made only if such issuance is approved by the affirmative vote or approval of more than

50% of the Percentage Interests of the Limited Partners, exclusive of any such Percentage Interests held by the General Partner or any Affiliate thereof.

     (c) There shall be no limitation on the total number of Units, or total number of Units of any class or series, that may be issued by the Partnership.

     4.4  No Preemptive Rights. Except as may be provided pursuant to Section
4.3 and Article XVII hereof, no Partner shall have any preemptive or preferential right, including any such right with respect to (a) additional Capital Contributions; (b) issuance or sale of Units of any class or series, whether unissued, held in the treasury or thereafter created; (c) issuance of any obligations, evidences of indebtedness or other securities of the Partnership convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to, any such unissued Units or Units held in treasury; (d) issuance of any right of, subscription to or right to receive, or any warrant or option for the purchase of any of the foregoing securities; or (e) issuance or sale of any other securities that may be issued or sold by the Partnership.

     4.5  Capital Accounts.

     (a) The Partnership shall maintain for each Partner a separate Capital Account in accordance with the rules of Treasury Regulation Section l.704-l(b)(2)(iv). Such Capital Account shall be increased by (i) the cash amount or Net Agreed Value of all Capital Contributions made by such Partner to the Partnership pursuant to this Agreement and (ii) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with
Section 4.5(b) and allocated to such Partner pursuant to Section 5.1 and decreased by (iii) the cash amount or Net Agreed Value of all actual and deemed distributions of cash or property made to such Partner pursuant to this Agreement and (iv) all items of Partnership deduction and loss computed in accordance with Section 4.5(b) and allocated to such Partner pursuant to Section 5.1.

     (b) For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Partners' Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose); provided that:

          (i) Solely for purposes of the application of the provisions hereof, the Partnership shall be treated as owning directly its proportionate share (as determined by the General Partner based upon the provisions of the Affiliated Partnership Agreements) of all property owned by all Affiliated Partnerships.

          (ii) In accordance with the requirements of and consistent with Treasury Regulation Section 1.704-(b)(2)(iv)(g), any deductions for depreciation, cost recovery or amortization attributable to a Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Partnership was equal to the Agreed Value of such property. Upon an adjustment pursuant to Section 4.5(d)(i) to the Carrying Value of any

Partnership property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined as if the adjusted basis of such property was equal to the Carrying Value of such property immediately following such adjustment, subject to the requirements of Treasury Regulation
Section 1.704-1 (b)(2)(iv)(g).

          (iii) Any income, gain or loss attributable to the taxable disposition of any property shall be determined by the Partnership as if the adjusted basis of such property as of such date of disposition was equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

          (iv) If the Partnership's adjusted basis in a depreciable or cost recovery property is reduced for federal income tax purposes pursuant to Section 48(q)(l) or 48(q)(3) of the Code, the amount of such reduction shall, solely for purposes hereof, be deemed to be an additional depreciation or cost recovery deduction in the year such property is placed in service and shall be allocated among the Partners pursuant to Section 5.1. Any restoration of such basis pursuant to Section 48(q)(2) of the Code shall be allocated in the same manner to the Partners to whom such deemed deduction was allocated.

          (v) All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that can neither be deducted nor amortized under Section 709 of the Code shall, for purposes or Capital Account maintenance, be treated as an item of deduction and shall be allocated among the Partners pursuant to Section 5.1.

          (vi) The computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code by the Partnership and, as to those items described in Section 705(a)(l)(B) or
Section 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalizable for federal income tax purposes.

          (vii) Any reference in this Agreement requiring the determination of Capital Account balances as of the last day of a fiscal year shall be such balance as determined after allocating all items of income, gain, loss and deduction for that year.

     (c) Generally, a transferee of a Partnership Interest will succeed to the Capital Account relating to the Partnership Interest transferred. However, if the transfer causes a termination of the Partnership under Section 708(b)(l)(B) of the Code, the Partnership properties shall be deemed to have been distributed in liquidation of the Partnership to the Partners (including the transferee of a Partnership Interest) and deemed recontributed by such Partners and transferees in reconstitution of the Partnership. In such event, the Carrying Values of the Partnership properties shall be adjusted immediately prior to such deemed distribution pursuant to Section 4.5(d)(ii) (and such adjusted Carrying Values shall constitute the Agreed Values of such properties upon such deemed contribution to the reconstituted Partnership). The Capital Accounts of such reconstituted Partnership shall be maintained in accordance with the principles of this Section 4.5.

     (d) (i) Consistent with the provisions of Treasury Regulation Section l.704-l(b)(2)(iv)(f), upon an issuance of additional Units for cash or Contributed Property pursuant to Section 4.3, the Capital Accounts of all Partners and the Carrying Values of all Partnership properties shall, immediately prior to such issuance, be adjusted (consistent with the provisions hereof) upwards or downwards to reflect any Unrealized Gain or Unrealized Loss attributable to each Partnership property (as if such Unrealized Gain or Unrealized Loss had been recognized in an actual Terminating Capital Transaction, immediately prior to such issuance, and had been allocated to the Partners, at such time, pursuant to Section 5.1). In determining such Unrealized Gain or Unrealized Loss, the aggregate fair market value of Partnership properties as of any date of determination shall be equal to the Prescribed Asset Value of all classes of Units Outstanding as of such date. The Carrying Values of the respective Partnership properties shall be adjusted according to their relative fair market values, as determined by the General Partner using such method as it deems appropriate.

     (ii) In addition, in accordance with Treasury Regulation Section l.704-l(b)(2)(iv)(e), immediately prior to the actual or deemed distribution of any Partnership property in those situations listed in the immediately following sentence, the Capital Accounts of all Partners and the Carrying Values of all Partnership properties shall be adjusted (consistent with the provisions hereof) upwards or downwards to reflect any Unrealized Gain or Unrealized Loss attributable to each Partnership property (as if such Unrealized Gain or Unrealized Loss had been recognized in an actual Terminating Capital Transaction, immediately prior to such distribution, and had been allocated to the Partners, at such time, pursuant to Section 5.1). In determining such Unrealized Gain or Unrealized Loss, the aggregate fair market value of Partnership properties as of any date of determination shall (A) in the case of a deemed distribution occurring as a result of a termination of the Partnership pursuant to Section 708 of the Code, be determined in the same manner provided in Section 4.5(d)(i), or (B) in the case of a liquidating distribution pursuant to Section 14.3 or 14.4, be determined by the General Partner using such reasonable methods of valuation as it may adopt.

     4.6 Interest. No interest shall be paid by the Partnership on Capital Contributions or on balances in Partners' Capital Accounts.

     4.7 No Withdrawal. A Partner shall not be entitled to withdraw any part of his Capital Contribution or his Capital Account or to receive any distribution from the Partnership, except as provided in Section 5.3 and Articles XIII and XIV.

     4.8 Loans From Partners. Loans by a Partner to the Partnership shall not be considered Capital Contributions. If any Partner or Assignee shall advances funds to the Partnership in excess of the amounts required hereunder to be contributed by it to the capital of the Partnership, the making of such advances shall not result in any increase in the amount of the Capital Account of such Partner or Assignee. The amounts of any such advances shall be a debt of the Partnership to such Partner or Assignee and shall be payable or collectible only out of the Partnership assets in accordance with the terms and conditions upon which such advances are made.

     4.9 No Fractional Units. No fractional Units shall be issued by the Partnership.

     4.10  Splits and Combinations.

     (a) The General Partner may make a distribution in Units to all Record Holders of Class A Units or Class B Units or may effect a subdivision or combination of Class A Units or Class B Units, but in each case only on a pro rata basis so that, after such distribution, subdivision or combination, each Class A Limited Partner and Class B Limited Partner and each Assignee of a Class A Unit or Class B Unit shall, subject to Section 4.10(d), have the same Percentage Interest in the Partnership as before such distribution, subdivision or combination.

     (b) Whenever such a distribution, subdivision or combination is declared, the General Partner shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice of the distribution, subdivision or combination at least 20 days prior to such Record Date to each Record Holder as of that date which is ten days prior to the date of such notice. The General Partner also may cause a firm of independent public accountants selected by it to calculate the number of Units of the class to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The General Partner shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the correctness of such a calculation.

     (c) Promptly following any such distribution, subdivision or combination, the General Partner may cause Certificates to be issued to the Record Holders of Units as of the applicable Record Date representing the new number of Units held by such Record Holder, or the General Partner may adopt such other procedures as it may deem appropriate to reflect such distribution, subdivision or combination; provided, however, that in the event any such distribution, subdivision or combination results in a smaller total number of Units Outstanding, the General Partner shall require, as a condition to the delivery to a Record Holder or such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

     (d) The Partnership shall not be required to issue fractional Units upon any distribution, subdivision or combination of Units. In the event any distribution, subdivision, or combination of Units would result in the issuance of fractional Units but for the provisions of Section 4.9 and this Section 4.10(d), each fractional Unit shall be rounded to the nearest whole Unit.

                                   ARTICLE V

                         ALLOCATIONS AND DISTRIBUTIONS

     5.1   Allocations for Capital Account Purposes.

     (a) For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, except as otherwise provided in this Section 5.1, each item of income, gain, loss and deduction (computed in accordance with Section 4.5(b)) shall be allocated among the Partners as follows:

          (i) Operating Income for a fiscal year within the Subordination Period or for a fiscal year in which a Deficiency exists shall be allocated among the Partners in the following amounts and proportions:

               (A) First, Operating Income in an amount up to the aggregate amount of cash distributed pursuant to Sections 5.3(c)(i) and (ii) and 5.3(d)(i)(A) to the Partners with respect to the quarterly periods within such fiscal year shall be allocated among the General Partner and holders of Class A Units and Class B Units in the same proportion that the General Partner and holders of such classes shared in such cash distributions, with the Operating Income allocated among the Limited Partners of a particular class in accordance with their respective Class Percentage Interests; and

               (B) Any remaining Operating Income shall be allocated among the Partners in accordance with their respective Percentage Interests.

          (ii) Operating Loss and all items of income, gain, loss and deduction from a Terminating Capital Transaction recognized during a fiscal year of the Partnership within the Subordination Period (or, if later, within a fiscal year in which a Deficiency exists) shall be allocated among the Partners in accordance with their respective Percentage Interests.

          (iii) All items of income, gain, loss and deduction from operations or from a Terminating Capital Transaction with respect to a fiscal year beginning after the Subordination Period (or, if later, after the fiscal year in which the Deficiency, if any, is eliminated) shall be allocated among the Partners in accordance with their respective Percentage Interests.

     (b) Notwithstanding any other provision herein, no Partner shall be allocated any loss or deduction which will cause a deficit balance in such Partner's Capital Account (in excess of any dollar amount of such deficit balance that such Partner is obligated to restore within the meaning of Treasury Regulation Section l.704-l(b)(2)(ii)(c) as of the end of the Partnership's taxable year to which such allocation relates) to exceed such Partner's share of the Partnership's Minimum Gain. Any items of loss and deduction not allocable to a Partner by reason of this provision shall be allocated in accordance with the Partners' respective interests determined pursuant to Treasury Regulation
Section 1.704-l(b)(3). In the event such allocations of loss or deductions are made to the General Partner under this Section 5.1(b), then the General Partner shall receive a priority allocation of the Partnership's income or gain in the current or succeeding year in an amount equal to the total of such deductions or loss. For purposes of this Section 5.1(b), the Capital Account of each Partner shall be deemed to be reduced (i) for any distributions that, as of the end of such year, reasonably are expected to be made to such Partner to the extent they exceed offsetting increases to such Partner's Capital Account that reasonably are expected to occur during (or prior to) the Partnership taxable years in which such distributions reasonably are expected to be made and (ii) for the adjustments and allocations of loss and deduction described in Treasury Regulation Section 1.704-l(b)(2)(ii)(d). A Partner who unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation l.704-1(b)(2)(ii)(d), which causes or increases a deficit balance in such Partner's Capital Account (in excess of any dollar amount of such deficit balance that such Partner is obligated to restore within the meaning of Treasury Regulation Section l.704-l(b)(2)(ii)(c) as of the end of the Partnership's taxable year to which such allocation relates) to exceed such Partner's share of the Partnership's Minimum Gain, shall be allocated items of income and gain in any amount and manner sufficient to eliminate such excess deficit balance as rapidly as possible. Furthermore, if there is a net decrease in the Partnership's Minimum Gain during a Partnership taxable year, each Partner with a deficit Capital Account balance at the end of such year (excluding from such Partner's deficit Capital Account balance any amount that such Partner is obligated to restore within the meaning of Treasury Regulation
Section 1.704-1(b)(2)(ii)(c)), in excess of such Partner's share of the Partnership's Minimum Gain at the end of such year, shall be allocated, before any other allocation is made of Partnership items for such year, items of income and gain for such year (and, if necessary, subsequent years) in an amount and in the proportions needed to eliminate such deficits as quickly as possible.

     (c) If, and to the extent that, any Partner is deemed to recognize income as a result of any transaction between such Partner and the Partnership pursuant to Sections 1272-1274, Section 7872, Section 483 or Section 482 of the Code, or any similar provision now or hereafter in effect, any corresponding resulting loss or deduction of the Partnership shall be allocated to the Partner who was charged with such income.

     (d) To preserve uniformity of Units, the General Partner shall have sole discretion in conjunction with Section 5.2(h)(ii) to make special allocations of income or deduction. The General Partner may make such allocations only if such allocations would not have a material adverse effect on the Limited Partners and if they are consistent with, and supportable under, the principles of Section 704 of the Code.

     (e) An allocation to a Partner of Operating Income or Operating Loss shall be treated as an allocation to such Partner of the same share of each item of income, gain, loss and deduction that is taken into account in computing such Operating Income or Operating Loss.

     5.2  Allocations for Tax Purposes.

     (a)  For federal income tax purposes, except as otherwise provided in this
Section 5.2, each item of income, gain, loss, deduction and credit of the Partnership shall be allocated among the Partners in the same manner as provided in Section 5.1(a). An allocation to a Partner of Operating Income or Operating Loss shall be treated as an allocation to such Partner of the same share of each item of income, gain, loss and deduction that is taken into account in computing such Operating Income or Operating Loss.

     (b) In the case of a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation and cost recovery deductions attributable thereto shall be allocated for federal income tax purposes among the Partners as follows:

          (i) In the case of a Contributed Property, such items shall be allocated among the Partners in a manner that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution in attempting to eliminate Book-Tax Disparities. Except as otherwise provided in Section 5.2(c) and 5.2(e) below, any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in accordance with Section 5.2(a).

          (ii) In the case of an Adjusted Property, such items shall (A) first, be allocated among the Partners in a manner consistent with the principles of
Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 4.5(d)(i) in attempting to eliminate Book-Tax Disparities, and (B) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with the first sentence of paragraph (b)(i) above. Except as otherwise provided in Sections 5.2(c) and 5.2(e) below, any items of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in accordance with Section 5.2(a).

          (iii) In the case of all other properties, gain, loss, depreciation and cost recovery deductions attributable to such property shall be allocated among the Partners in accordance with Section 5.2(a).

          (iv) Any items of income, gain, loss or deduction otherwise allocable under the first sentence of Section 5.2(b)(i) or 5.2(b)(ii) shall be subject to allocation by the General Partner in a manner designed to eliminate, to the maximum extent possible, Book-Tax Disparities in a Contributed Property or Adjusted Property otherwise resulting from the application of the ceiling limitation (under Section 704(c) of the Code or Section 704(c) principles) to the allocations provided under Sections 5.2(b)(i) or 5.2(b)(ii).

     (c) If any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Section l.704-l(b)(2)(ii)(d), items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner consistent with the allocations of income and gain pursuant to Section 5.1(b).

     (d) If, and to the extent that, any Partner is deemed to recognize income as a result of any transaction between such Partner and the Partnership pursuant to Sections 1272-1274, Section 7872, Section 483 or Section 482 of the Code, or any similar provision now or hereafter in effect, corresponding items of Partnership deduction shall be allocated to such Partner in an amount and manner consistent with the allocation of loss or deduction pursuant to Section 5.1(c).

     (e)  If any Partner's Capital Account has a deficit balance as described in
Section 5.1(b), items of income and gain of the Partnership shall be allocated to such Partner in an amount and manner consistent with the allocation of income and gain pursuant to Section 5.1(b).

     (f) To the extent of any Recapture Income resulting from the sale or other taxable disposition of Partnership assets, the amount of any gain from such disposition allocated to (or recognized by) a Partner (or its successor in interest) for federal income tax purposes pursuant to the above provisions shall be deemed to be Recapture Income to the extent such Partner has been allocated or has claimed any deduction directly or indirectly giving rise to the treatment of such gain as Recapture Income.

     (g) All items of income, gain, loss, deduction, credit and basis allocation recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code made by the Partnership; provided, however, such allocations, once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted by Sections 734 and 743 of the Code and, where appropriate, to provide only Partners recognizing gain on Partnership distributions covered by Section 734 of the Code with the federal income tax benefits attributable to the increased basis in Partnership property resulting from such election under
Section 754 of the Code.

     (h)  It is intended that the allocations prescribed in Sections 5.2(b)(i),
(b)(ii) and (b)(iv) constitute allocations for federal income tax purposes that are consistent with Section 704 of the Code and comply with any limitations or restrictions therein, to the extent reasonably possible without causing Units to lack uniform characteristics for federal income tax purposes. If uniformity of the Units cannot be preserved by application of Sections 5.2(b)(i), 5.2(b)(ii) and 5.2(b)(iv), then the General Partner shall have sole discretion to (i) adopt such conventions as it deems appropriate in determining the amount of depreciation and cost recovery deductions; (ii) make special allocations of income or deduction; and (iii) amend the provisions of this Agreement as appropriate (a) to reflect the proposal or promulgation of Treasury Regulations under Section 704(c) of the Code, or (b) otherwise to preserve the uniformity of Units issued or sold from time to time; provided, however, that the General Partner may adopt such conventions, make such allocations and amend this Agreement as provided in this Section 5.2(h) only if they would not have a material adverse effect on the Limited Partners and if such allocations are consistent with, and supportable under, the principles of Section 704 of the Code. If the General Partner determines, based on advice of counsel, that no reasonable convention or other method is available to preserve uniformity of Units pursuant to this Section 5.2(h) or the General Partner in its sole discretion so elects, the Units will be separately identified as distinct classes to reflect differences in tax consequences.

     (i) Each item of Partnership income, gain, loss, deduction and credit attributable to a transferred Partnership Interest shall, for federal income tax purposes, be determined on an annual basis (or other basis, as required or permitted by Section 706 of the Code) and shall be allocated to the Partners who own Partnership Interests as of the close of business on the last day of the fiscal month in which the transfer is recognized by the Partnership (the last day of each fiscal month being determined by reference to the fiscal year of the Partnership as described in Section 8.2); provided, however, that gain or loss on a Capital Transaction shall be allocated to the Record Holders of the Partnership Interests as of the close of business on the day of the fiscal month upon which such Capital Transaction occurs. The General Partner may revise, alter or otherwise modify such methods of determination and allocation as it determines necessary, to the extent permitted by Section 706 of the Code and Treasury Regulations or rulings promulgated thereunder, and no such revision, alteration or modification shall be deemed to effect an amendment to this Agreement that will require the consent of any holder of a Partnership Interest.

     (j)  Solely for purposes of the interpretation and application of this
Article V, the Partnership shall be treated as owning its proportionate share of all properties owned by the Operating Partnership.

     5.3  Distributions.

     (a) The General Partner may from time to time in its sole discretion cause the Partnership to distribute cash, Units and other property to the Partners in accordance with their Percentage Interests, subject to Sections 5.3(c), 5.3(d) and 5.3(e); provided, however, that the proceeds from a Terminating Capital Transaction shall be distributed solely in accordance with Article XIV, after the allocation of any item of income, gain, loss or deduction with respect thereto and concomitant adjustment in the Partners' Capital Accounts as a result thereof. For all purposes of this Agreement except distributions with respect to a Terminating Capital Transaction, any distributions made within 75 days after the end of any fiscal year shall be deemed to have been distributed as of the last day of such fiscal year.

     (b) Any amounts paid pursuant to Section 6.5 shall not be deemed to be distributions for purposes of this Agreement.

     (c) For fiscal quarters during the Subordination Period, the Partnership shall distribute cash in the following order of priority:

          (i) First, all distributions of cash shall be made 1% to the General Partner and 99% to the Record Holders of Class A Units in accordance with their Class Percentage Interests until such distributions have been made with respect to Class A Units in a cumulative amount equal to an average annual rate of $1.50 per Class A Unit from the Commencement Date;

          (ii) Second, any remaining cash shall next be distributed 1% to the General Partner and 99% to the Record Holders of Class B Units in accordance with their Class Percentage Interest until such distributions have been made with respect to Class B Units in a cumulative amount equal to an average annual rate of $1.50 per Class B Unit; and

          (iii) Third, any remaining cash shall be distributed among the Partners in accordance with their Percentage Interests.

     (d) After the Subordination Period, cash shall be distributed in the following order of priority.

          (i) If, during the Subordination Period, distributions with respect to the Class A Units were less than a cumulative amount equal to the sum of the following: (i) $3.00 per Class A Unit, plus (ii) $1.50 per Class A Unit divided by a fraction, (A) the numerator of which is the difference between 365 and the number of days between the Commencement Date and December 29, 1987, and (B) the denominator of which is 365 (the amount by which such distributions are less than such cumulative amount is referred to herein as the "Deficiency"), distributions of cash shall be made (A) 1% to the General Partner and 99% to the Record Holders of Class A Units in accordance with their Class Percentage Interests until there has been distributed with respect to Class A Units for quarters beginning after the Subordination Period an amount equal to such Deficiency and (B) thereafter all distributions of cash shall be allocated among the Partners in accordance with their respective Percentage Interests.

          (ii) If no Deficiency exists with respect to the Subordination Period, cash shall be distributed among the Partners in accordance with their respective Percentage Interests.

          (e) Notwithstanding anything in Section 5.3(c) and (d) to the contrary, if cash distributed with respect to Class A Units for any fiscal year is less than the aggregate Maximum Tax Liability for Class A Units for that year (the amount by which such aggregate distributions are less than the aggregate Maximum Tax Liability is referred to herein as the "Deficit"), the Partnership shall distribute cash (from any available source other than assets of or borrowings by the General Partner) 1% to the General Partner and 99% to the Record Holders of the Class A Units as of the close of business on the last business day of the last fiscal quarter of the year for which the Deficit was determined in accordance with their Class Percentage Interests in an amount at least equal to the Deficit with respect to such fiscal year.

          (f)  Upon a contribution of capital by the General Partner pursuant to
Section 4.1 (b)(ii), the Partnership shall distribute the amount of such contribution to the Class B Limited Partners pro rata and the Capital Accounts of the Class B Limited Partners shall be adjusted accordingly.

          (g) Upon a contribution of capital by the holders of Class B Units pursuant to Section 4.2(c), the Partnership may, but shall not be obligated to, distribute the amount of such cash contribution to the General Partner and the Capital Account of the General Partner shall be adjusted accordingly.


                                   ARTICLE VI

                      MANAGEMENT AND OPERATION OF BUSINESS

     6.1. Management.

     (a) The General Partner shall conduct, direct and exercise full control over all activities of the Partnership. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and no Limited Partner shall have any right of control or management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provisions of this Agreement, the General Partner shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, including, without limitation, (i) the making of any expenditures, the borrowing of money, the guaranteeing of indebtedness and other liabilities, the issuance of evidences of indebtedness, and the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership, subject to Section 6.1(c); (ii) the acquisition, disposition (subject to any prior approval which maybe required by Section 16.1), mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership, the merger of the Partnership with or into another entity (subject to any prior approval which may be required by Section 16.1), and, in addition to the general powers granted herein, the acquisition and disposition of shares, units or interests in any privately-held or publicly-held entity, whether in the same or similar business as the Partnership or, otherwise; (iii) the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose and on any terms it sees fit, including, without limitation, the financing of the conduct of the operations of the Partnership, the lending of funds to other Persons and the repayment of obligations of the Partnership; (iv) the negotiation and execution on any terms deemed desirable in its sole discretion and the delivery and performance of any contracts, conveyances or other instruments that it considers useful or necessary to the conduct of the Partnership's operations or the implementation of its powers under this Agreement; (v) the distribution of Partnership cash; (vi) the selection and dismissal of employees and outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring; (vii) the maintenance of such insurance for the benefit of the Partnership and the Partners as it deems necessary; (viii) the formation of any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the Operating Partnership); (ix) the control of any matters affecting the rights and obligations of the Partnership, including the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation; and (x) the purchase, sale or other acquisition or disposition of Units, and cancellation of acquired Units, at such times and on such terms as it deems to be in the best interests of the Partnership and the Partners; (xi) the taking of any and all actions and the exercise of all authority in connection with the Partnership's participation in the Operating Partnership as limited partner therein (including, without limitation, the contribution to the Operating Partnership of the Partnership's assets and properties and the loan of Partnership funds to the Operating Partnership and any Affiliate thereof); and (xii) the entering into of leases for real or personal property or agreements, whether in connection with sale and lease-back transactions, or otherwise.

     (b) Each of the Partners hereby approves, ratifies and confirms the execution, delivery and performance of the Underwriting Agreement, the Conveyance Agreement and the Operating Partnership Agreement and agrees that the General Partner is authorized to execute, deliver and perform the other agreements, acts, transactions and matters described in the Registration Statement on behalf of the Partnership without any further act, approval or vote of the Partners of the Partnership, notwithstanding any other provision of this Agreement or the Operating Partnership Agreement, the Delaware Act or any applicable law, rule or regulation. The participation by the General Partner in any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General

Partner may owe the Partnership or the Limited Partners under this Agreement or under applicable law.

     (c) Distributions pursuant to Section 5.3 may be funded from any source except that the Partnership shall not, for the purpose of making distributions pursuant to Sections 5.3(c) or 5.3 (d)(i)(A), (i) sell any properties otherwise than in the ordinary course of business (ii) incur indebtedness for borrowed money or (iii) issue additional Units. The restrictions on borrowing under this
Section 6.1(c) shall not prevent borrowings for any other purposes permitted by the terms of this Agreement, regardless of whether such borrowings occur on or about the same time as any declaration or payment of distributions. As a result of any seasonal fluctuations of the Partnership's revenues, income and cash flow, the General Partner is expressly empowered and authorized to borrow monies and incur indebtedness on behalf of the Partnership for the express purpose of making, to the degree practicable, equal quarterly cash distributions pursuant to Sections 5.3(c) and 5.3(d)(i)(A). Furthermore, the General Partner will not reduce distributions under Sections 5.3(c) and 5.3(d)(i)(A) with respect to a fiscal quarter for the purpose of providing funds to make distributions with respect to subsequent quarters under Sections 5.3(c)(iii), 5.3(d)(i)(B), or 5.3(d)(ii).

     6.2 Certificate of Limited Partnership. The General Partner has filed a Certificate of Limited Partnership of the Partnership with the Secretary of State of the State of Delaware as required by the Delaware Act and shall cause to be filed such other certificates or documents as may be determined by the General Partner to be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the Limited Partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business. To the extent that the General Partner in its sole discretion determines such action to be reasonable and necessary or appropriate, the General Partner shall file amendments to the Certificate of Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) under the laws of the State of Delaware or any other state in which the Partnership may elect to do business. Subject to applicable law, the General Partner may omit from the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware and from any other certificates or documents filed in any other state in order to qualify the Partnership to do business therein, and from all amendments thereto, the names and addresses of the Limited Partners and information relating to the Capital Contributions and shares of profits and compensation of the Partners, or state such information in the aggregate rather than with respect to each individual Partner. Subject to the terms of Section 7.5(a), the General Partner shall not be required to deliver or mail a copy of the Certificate of Limited Partnership or any amendment thereto to any Limited Partner.

     6.3 Reliance by Third Parties. Notwithstanding any other provision of this Agreement to the contrary, no lender or purchaser, including any purchaser of property from the Partnership or any other Person dealing with the Partnership, shall be required to look to the application of proceeds hereunder or to verify any representation by the General Partner as to the extent of the interest in the assets of the Partnership that the General Partner is entitled to encumber, sell or otherwise use, and any such lender or purchaser shall be entitled to rely exclusively on the representations of the General Partner as to its authority to enter into such financing or sale arrangements and shall be entitled to deal with the General Partner as if it were the sole party in interest therein, both legally and beneficially. Each Limited Partner and Assignee hereby waives any and all defenses or other remedies that may be available against such lender, purchaser or other Person to contest, negate or disaffirm any action of the General Partner in connection with any sale or financing. In no event shall any Person dealing with the General Partner or the General Partner's representative with respect to any business or property of the Partnership be obligated to ascertain that the terms of this Agreement have been complied with, or be obligated to inquire into the necessity or expedience of any act or action of the General Partner or the General Partner's representative; and every contract, agreement, deed, mortgage, security agreement, promissory note or other instrument or document executed by the General Partner or the General Partner's representative with respect to any business or property of the Partnership shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and/or delivery thereof this Agreement was in full force and effect, (b) such instrument or document was duly executed in accordance with the terms and provisions of this Agreement and is binding upon the Partnership, and (c) the General Partner or the General Partner's representative was duly authorized and empowered to execute and deliver any and every such instrument or document for and on behalf of the Partnership.

     6.4  Purchase or Sale of Units.

     (a) The General Partner may cause the Partnership to purchase or otherwise acquire Units (or may purchase or otherwise acquire Units on behalf of the Partnership). As long as such Units are held by the Partnership or the Operating Partnership, such Units shall not be considered Outstanding for any purpose, except as otherwise provided herein. The General Partner may also purchase or otherwise acquire and sell or otherwise dispose of Units for its own account, and may acquire Units pursuant to Section 4.3(b). The General Partner shall be entitled to exercise all the rights of a Limited Partner or Assignee, as the case may be, with respect to such Units.

     (b) At any time and from time to time, the General Partner (including in its capacity as a Departing Partner pursuant to Section 13.2(b)), or any Affiliate thereof (provided the General Partner so consents), shall have (i) the right to cause the Partnership, upon the request of such Person, to file with the Securities and Exchange Commission as promptly as practicable after receiving such request, and use all reasonable efforts to cause to become effective, a registration statement under the Securities Act registering all or a portion of the Class A Units then owned by such Person and included in such request for offer and sale and (ii) the right to cause the Partnership, upon request of such Person and in the event that the Partnership has previously determined to issue and publicly sell additional limited partnership interests in the Partnership, to register the Class A Units owned by it together with the limited partnership interests or other securities being registered by the Partnership, to file with the Securities and Exchange Commission a registration statement under the Securities Act, registering all or a portion of the Class A Units then owned by such Person and included in such request. In connection with any registration pursuant to the preceding sentence, the Partnership shall promptly prepare and file such documents as may be necessary to register or qualify the Class A Units subject to such registration under the securities laws of such states as such Person shall reasonably request and do any and all other acts and things which may reasonably be necessary or advisable to enable such Person to consummate a public sale of such Class A Units in such states. Registrations effected under clause (i) above of this Section 6.4(b) shall be effected at the expense of the General Partner and any such Affiliates so desiring to dispose of their Units, except that any usual and ordinary accounting fees and expenses incurred in connection with the annual audit of the Partnership's financial statements as of, and for the periods ending on, the end of its fiscal year shall be borne by the Partnership. Registrations effected under clause (ii) above of this Section 6.4(b) shall be effected at the expense of the Partnership (except for underwriting discounts and commissions and "blue sky" fees and expenses directly attributable to the General Partner and any such Affiliates). Any registration statement filed pursuant hereto shall be continued in effect for a period of not more than six months following its effective date. If offered in an underwriting, the Partnership, the General Partner and such Affiliates shall, as deemed appropriate by the underwriters, provide indemnification, opinions and other assurances to the underwriters in form and substance reasonably satisfactory to such underwriters.

     6.5  Compensation and Reimbursement of General Partner.

     (a) Except as provided in this Section 6.5 and elsewhere in this Agreement or in the Operating Partnership Agreement, the General Partner shall not be compensated for its services as General Partner to the Partnership.

     (b) The General Partner shall be reimbursed for all expenses, disbursements and advances incurred or made in connection with the organization of the Partnership and the Operating Partnership, the Initial Offering, the qualification of the Partnership, the Operating Partnership and the General Partner to do business, and any subsequent offerings of Units or other securities by the Partnership.

     (c) The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole discretion, for all direct expenses it incurs or makes on behalf of the Partnership (including amounts paid to any Person to perform services to the Partnership) and, for that portion of such General Partner's and its Affiliates' legal and accounting costs and expenses, telephone, secretarial, aircraft, travel and entertainment expenses, office rent and other office expenses, salaries and other compensation expenses of employees, officers and directors, other administrative expenses and other expenses necessary or appropriate to the conduct of the Partnership's business and allocable to the Partnership. The General Partner shall determine the expenses which are allocable to the Partnership in any reasonable manner. Such reimbursements shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 6.9.

     (d) The General Partner in its sole discretion and without the approval of the Limited Partners may propose and adopt benefit plans, including plans involving the issuance of Units, for the benefit of employees of the General Partner, the Partnership, the Operating Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership or the Operating Partnership.

     6.6  Outside Activities.

     (a) The General Partner shall not enter into or conduct any business except in connection with its performance of the terms of the Operating Partnership Agreement or this Agreement or incidental to the acquisition, ownership or disposition of Units. Additionally, other than by means of the Partnership and through the Partnership's interest in other Persons, including the Operating Partnership, no executive officer of the General Partner, nor any Person in which such executive officer directly or indirectly holds a controlling interest, may own, operate or manage, or have any equity interest in any Person owning, operating or managing, convenience stores or retail gasoline facilities, unless such ownership or operation is first approved by a majority of the disinterested directors of the General Partner. The foregoing shall not be deemed to apply to (i) the ownership by any executive officer or any member of his family of equity securities of any publicly held entity in the same or similar business as the Partnership or the Operating Partnership, provided such equity ownership by any such Person does not exceed 10% of the total outstanding voting securities of such entity and (ii) the ownership of all of the capital and voting stock of Roadside Stations, Inc., a Texas corporation, by an irrevocable family trust created by the President of the General Partner for the benefit of his children, and all properties and operations (with all rights and benefits in connection therewith) owned and conducted by such corporation and its successors and assigns.

     (b) Except as set forth in Section 6.6(a), any Affiliate of the General Partner, and any director, officer, partner or employee of the General Partner or of any Affiliate of the General Partner, shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership and may engage in any other business and activities, including business interests and activities which conflict with or are in direct competition with the Partnership and the Operating Partnership for their own account and for the account of others, and may own interests in the same properties as those in which the Partnership or the Operating Partnership owns an interest, without having or incurring any obligation to offer any interest in such properties, business or activities to the Partnership, the Operating Partnership or any Partner, and, except as so specified in Section 6.6(a) above, no other provision of this Agreement shall be deemed to prohibit any such Person from conducting such other businesses and other activities. Neither the Partnership, the Operating Partnership, the Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship created hereby in any business ventures of any Affiliate of the General Partner or any director, officer, partner or employee of either the General Partner or an Affiliate of the General Partner. The General Partner and any other Persons affiliated with the General Partner may acquire Units, in addition to those acquired by any of such Persons on the Commencement Date, and shall be entitled to exercise all rights of an Assignee or Limited Partner, as applicable, relating to such Units.

     6.7 Partnership Funds. The funds of the Partnership shall be deposited in such account or accounts as are designated by the General Partner. The General Partner may, in its sole discretion, deposit funds of the Partnership in a central disbursing account maintained by or in the name of the General Partner or the Operating Partnership in which funds of the Operating Partnership and other Persons are also deposited, provided that at all times books of account are maintained which show the amount of funds of the Partnership on deposit in such account. The

General Partner may use the funds of the Partnership as compensating balances for its benefit, provided that such funds do not directly or indirectly secure, and are not otherwise at risk on account of, any indebtedness or other obligation of the General Partner or any director, officer, partner, employee or Affiliate thereof, and that such use of funds does not, in the opinion of the General Partner, adversely affect the financial condition of the Partnership. Nothing effected in compliance with this Section 6.7 shall be deemed to violate the prohibition against the Partnership lending funds to the General Partner or any Affiliate thereof pursuant to Section 6.8(b). All withdrawals from or charges against such accounts shall be made by the General Partner or by its officers or agents. Funds of the Partnership may be invested as determined by the General Partner, except in connection with acts otherwise prohibited by this Agreement.

     6.8  Loans to or from the General Partner; Contracts with Affiliates.

     (a) The General Partner or any Affiliate thereof may lend to the Partnership funds needed by the Partnership for such periods of time as the General Partner may determine; provided, however, that such General Partner or such Affiliate may not charge the Partnership interest at a rate greater than the rate (including points or other financing charges or fees) that would be charged the Partnership by unrelated tenders on comparable loans. The Partnership shall reimburse the General Partner or any Affiliate, as the case may be, for any costs incurred by it in connection with the borrowing of funds obtained by such General Partner or such Affiliate and loaned to the Partnership.

     (b) The Partnership may lend or contribute funds to the Operating Partnership on terms and conditions established in the sole discretion of the General Partner. The foregoing authority shall be exercised by the General Partner in its sole discretion and shall not create any right or benefit in favor of the Operating Partnership or any other Person. The Partnership may not lend funds to the General Partner or any Affiliate thereof.

     (c) Notwithstanding the provisions of Section 6.8(a), the assumption of certain liabilities and related obligations by the Partnership pursuant to the Conveyance Agreement is hereby ratified by all Partners.

     (d) The General Partner may itself, or may enter into an agreement with an Affiliate of the General Partner to, render services for the Partnership. Any service rendered to the Partnership by the General Partner or any such Affiliate shall be on terms that are fair and reasonable to the Partnership. The provisions of Section 6.5 shall apply to the rendering of services described in this Section 6.8(d).

     (e) The Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with applicable law as the General Partner deems appropriate.

     (f) Neither the General Partner nor any Affiliate thereof shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions the terms of which are at least as favorable to the Partnership as the terms the Partnership could obtain from an unaffiliated third party; provided that the conditions of this Section 6.8(f) expressly shall be deemed to be satisfied as to the transactions effected pursuant to Sections 4.1 and 4.2, and the sale by the Transferors to the Partnership of the Transferors' Other Properties.

     6.9  Indemnification of the General Partner.

     (a) To the fullest extent permitted by law, the General Partner, its Affiliates and the General Partner's and its Affiliates' directors, officers, partners, employees and agents (individually, an "Indemnitee") shall each be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint and several, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise by reason of its status as (x) a General Partner or an Affiliate thereof or (y) a director officer, partner, employee or agent of the General Partner or an Affiliate or
(z) a Person serving at the request of the Partnership in another entity in a similar capacity, which relate to or arise out of the Partnership, its property, business or affairs, including, without limitation, the Initial Offering, regardless of whether the Indemnitee continues to be the General Partner or an Affiliate thereof or a director, officer, partner, employee or agent of the General Partner or an Affiliate thereof at the time any such liability or expense is paid or incurred, if (i) the Indemnitee acted in good faith and in a manner it in good faith believed to be in, or not opposed to, the best interests of the Partnership, and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful, and (ii) the Indemnitee's conduct did not constitute gross negligence or willful or wanton misconduct. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Indemnitee acted in a manner contrary to that specified in (i) or (ii) above. Any indemnification pursuant to this
Section 6.9 shall be made only out of the assets of the Partnership.

     (b) To the fullest extent permitted by law, expenses (including legal fees) incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 6.9.

     (c) The indemnification provided by this Section 6.9 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, vote of the Partners, as a matter of law or otherwise, both as to action in the Indemnitee's capacity as the General Partner or an Affiliate thereof or as a director, officer, partner, employee, or agent of the General Partner or an Affiliate thereof and to action in any other capacity (including, without limitation, any capacity under the Underwriting Agreement and the Conveyance Agreement), and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

     (d) The Partnership may purchase and maintain insurance on behalf of the General Partner and such other Persons as the General Partner shall determine against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

     (e) For the purposes of this Section 6.9, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall be deemed "fines" within the meaning of Section 6.9(a); and action taken or omitted by it with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interest of the Partnership.

     (f) In no event may an Indemnitee subject the Limited Partners or Assignees to personal liability by reason of these indemnification provisions.

     (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.9 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

     (h) The provisions of this Section 6.9 are for the benefit of the Indemnitees and shall not be deemed to create any rights for the benefit of any other Persons.

     6.10  Liability of the General Partner.

     (a) Neither the General Partner nor any of the partners, stockholders, directors, officers, employees or agents of the General Partner nor any Affiliate of the General Partner or any partner, stockholder, director, officer, employee or agent of any such Affiliate, shall be liable to the Partnership, Limited Partners, Assignees or to any Persons who have acquired interests in the Units, whether as Limited Partners, Assignees or otherwise, for errors in judgment or for any acts or omissions taken in good faith.

     (b) The General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

     6.11  Resolution of Conflicts of Interest.

     (a) Unless otherwise expressly provided in this Agreement or in the Operating Partnership Agreement, (i) whenever a conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership, the Operating Partnership, any Limited Partner or any Assignee, on the other hand, or (ii) whenever this Agreement, the Operating Partnership Agreement or any other agreement contemplated herein or otherwise provides that the General Partner shall act in a manner which is, or provide terms which are, fair and/or reasonable to the Partnership, the Operating Partnership, any Limited Partner or Assignee, the General Partner shall resolve such conflict of interest, take such action or provide such terms considering, in each case, the relative interests of each party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the General Partner, the resolution, action or terms so made, taken or provided by the General Partner shall not constitute a breach of this Agreement, the Operating Partnership Agreement, or any other agreement contemplated herein or otherwise.

     (b) Whenever in this Agreement or the Operating Partnership Agreement the General Partner is permitted or required to make a decision (i) in its "sole discretion" or "discretion," with "complete discretion" or under a grant of similar authority or latitude, the General Partner shall be entitled to consider only such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Partnership, the Operating Partnership, the Limited Partners or the Assignees, or (ii) in its "good faith" or under another express standard, the General Partner shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement, the Operating Partnership Agreement or any other agreement contemplated herein or therein. Each Limited Partner and Assignee hereby agrees that any standard of care or duty imposed in this Agreement, the Operating Partnership Agreement or any other agreement contemplated herein or under the Delaware Act or any other applicable law, rule or regulation shall be modified, waived or limited in each case as required to permit the General Partner to act under this Agreement, the Operating Partnership Agreement or any other agreement contemplated herein and to make any decision pursuant to the authority prescribed in this Section 6.11(b) so long as such action or decision does not constitute gross negligence or willful or wanton misconduct and is not reasonable believed by the General Partner to be inconsistent with the overall purposes of the Partnership.

     (c) The Limited Partners hereby authorize the General Partner, on behalf of the Partnership as the limited partner of the Operating Partnership, to consent to similar actions by the general partner of the Operating Partnership.

     (d) Notwithstanding any provision to the contrary in this Agreement, the General Partner and its Affiliates shall have the right to contract or otherwise deal with the Partnership provided that the terms of any such transaction are at least as favorable to the Partnership as the terms the Partnership could obtain from an unaffiliated third party, and that any such transaction invoking an amount in excess of $25,000 is approved by a majority of the disinterested directors of the General Partner.

     6.12  Other Matters Concerning the General Partner.

     (a) The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

     (b) The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any opinion of such Person as to matters which the General Partner believes to be within such Person's professional or expert competence shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by the General Partner hereunder in good faith and in accordance with such opinion.

     6.13 Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed, tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner or Assignee, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, whether pursuant to a lease, sub-lease or management agreement, or otherwise, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any of the Transferors (or any nominee thereof) shall be held in trust by the General Partner or such Transferor (or such nominee), as the case may be, for the use and benefit of the Partnership in accordance with the terms or provisions of this Agreement. All Partnership assets shall be recorded as the property of the Partnership on its books and records, irrespective of the name in which legal title to such Partnership assets is held.

     6.14 Maintenance of Net Worth. The General Partner represents that it will maintain at all times an aggregate net worth (computed without regard to the General Partner's interest in any limited partnership and accounts and notes receivable from and payable to any limited partnership) equal to at least seven percent of the total contributions to the Partnership and that such net worth will be available to meet the claims of the creditors of the Partnership and the Operating Partnership. For purposes or computing the net worth of the General Partner, current fair market value of the General Partner's assets will be used.

                                  ARTICLE VII

                  RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

     7.1 Limitation of Liability. The Limited Partners shall have no liability under this Agreement except as provided in this Agreement or in the Delaware Act.

     7.2 Management of Business. No Limited Partner (other than the General Partner, any Affiliate thereof or their directors, officers, general partners, employees or agents in their capacity as such) shall take part in the operation, management or control (within the meaning of the Delaware Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by a director, officer, general partner, employee or agent of the General Partner or Affiliate in its capacity as such shall not affect, impair or eliminate the limitations on the liability of any Limited Partner under this Agreement.

     7.3 Outside Activities. Except as provided in Section 6.6 with respect to the General Partner and the executive officers thereof, a Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership or the Operating Partnership. Neither the Partnership nor any of the other Partners nor any other Person shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner.

     7.4 Return of Capital. No Limited Partner shall be entitled to the withdrawal or return of his Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement. Except to the extent provided in Article IV and
Article V hereof, no Limited Partner shall have priority over any other Limited Partner either as to the return of Capital Contributions or as to profits, losses or distributions.

     7.5  Rights of Limited Partners Relating to the Partnership.

     (a) In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 7.5(b), each Limited Partner shall have the right for a proper purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon reasonable demand, during normal Partnership business hours and at such Limited Partner's own expense:

          (i) to obtain true and full information regarding the status of the business and financial condition of the Partnership;

          (ii) promptly after becoming available, to obtain a copy of the Partnership's federal, state and local income tax returns for each year;

          (iii) to have furnished to him, upon notification to the General Partner, a current list of the name and last known business, residence or mailing address of each Partner;

          (iv) to have furnished to him, upon notification to the General Partner, a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with executed copies of any powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed; and

          (v) to inspect and copy any of the Partnership's books and records and obtain such other information regarding the affairs of the Partnership as is just and reasonable.

     (b) Notwithstanding the other provisions hereof, the General Partner may keep confidential from the Limited Partners for such period of time as the General Partner deems reasonable, any information which the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or could damage the Partnership or its business or which the Partnership is required red by law or by agreements with third parties to keep confidential.

                                 ARTICLE VIII

                    BOOKS, RECORDS, ACCOUNTING AND REPORTS

     8.1 Records and Accounting. The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership's business including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 7.5(a). Any records maintained by the Partnership in the regular course of its business, including the record of the holders of Units, books of account and records of Partnership proceedings, may be kept on or be in the form of punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so kept are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with generally accepted accounting principles. All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the General Partner.

     8.2 Fiscal Year. The fiscal year of the Partnership shall be a 52-53 week year ending the last Tuesday in December, or such other year as the General Partner shall select.

     8.3  Reports.

     (a) As soon as practicable, but in no event later than 120 days after the close of each fiscal year, the General Partner shall cause to be mailed to each Record Holder as of the close of business on the last day of that fiscal year, reports containing financial statements of the Partnership for the fiscal year, presented in accordance with generally accepted accounting principles, including a balance sheet, a statement of income, a statement of Partners' capital and a statement of changes in financial position, such statements to be audited by a firm of independent public accountants selected by the General Partner.

     (b) As soon as practicable, but in no event later than 75 days after the close of each fiscal quarter, except the last fiscal quarter of each fiscal year, the General Partner shall cause to be mailed to each Record Holder of a Unit as of the close of business on the last day of that fiscal quarter, a report containing such financial information for that fiscal quarter as the General Partner deems appropriate.

     8.4 Other Information. The General Partner may release such information concerning the operations of the Partnership to such sources as is customary in the industry or required by law or regulation of any regulatory body.

                                  ARTICLE IX

                                  TAX MATTERS

     9.1 Preparation of Tax Returns. The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items necessary for federal and state income tax purposes and shall use all reasonable efforts to furnish to Partners within 90 days of the close of the taxable year the summary tax information reasonably required for federal and state income tax reporting purposes. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes, as the General Partner shall determine in its sole discretion. The taxable year of the Partnership shall be a 52-53 week year ending the last Tuesday in December, unless the General Partner shall determine otherwise in its sole discretion.

     9.2 Tax Elections. Except as otherwise provided herein, the General Partner shall, in its sole discretion, determine whether to make any available election pursuant to the Code. The General Partner, on behalf of the Partnership, shall make the election pursuant to Section 754 of the Code in accordance with applicable regulations thereunder, subject to the reservation of the right to seek to revoke any such election in the General Partner's sole and complete discretion that such revocation is in the best interests of the Limited Partners and Assignees.

     9.3 Tax Controversies. Subject to the provisions hereof, the General Partner is designated the Tax Matters Partner (as defined in Section 6231 of the Code), shall have all the powers and duties assigned to a Tax Matters Partner under Sections 6221-6232 of the Code and Treasury Regulations thereunder and further is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner agrees to cooperate with the General Partner and to do or refrain from doing any or all things reasonably required by the General Partner to conduct such proceedings.

     9.4 Organizational Expenses. The Partnership shall elect to deduct expenses incurred in organizing the Partnership ratably over a 60-month period as provided in Section 709 of the Code.

     9.5 Taxation as a Partnership. No election shall be made by the Partnership or any Partner for the Partnership to be excluded from the application of any of the provisions of Subchapter K, Chapter 1 of Subtitle A of the Code or from any similar provisions of any state tax laws.

     9.6 Opinions Regarding Taxation as a Partnership. Notwithstanding any other provisions of this Agreement, the requirement, as a condition to any action proposed to be taken under this Agreement, that the Partnership be furnished an Opinion of Counsel to the effect that the proposed transaction would not result in the Partnership being treated as an association taxable as a corporation for federal income tax purposes, shall not be applicable if the Partnership is at such time treated in all material respects as an association taxable as a corporation for federal income tax purposes.

     9.7  FIRPTA Withholding.

     (a) Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under Section 1445 of the Code with regard to (i) the sale of "United States real property interests" (as defined in the Code), (ii) the distribution of cash or property to any Partner who is a "foreign person" (as defined in Treasury Regulation Section l.1445-2T(b)(2)(i)(c)), or (iii) the transfer of Units.

     (b) In its sole and absolute discretion and as provided for in Treasury Regulations under Section 1445 of the Code, the General Partner may elect to withhold a portion of any distribution made to Partners and Assignees who are "foreign persons" or who fail to provide to the Partnership an appropriate certificate in accordance with the applicable provisions of such Treasury Regulations. For purposes of Section 5.3, any amount so withheld shall be deemed to have been distributed to the Partner or Assignee with respect to whom such distribution is withheld.

     9.8 Compliance with the Tax Reform Act of 1986. In its sole and absolute discretion, the General Partner is authorized to take any action that it determines to be necessary to cause the Partnership to comply with any provision of the Tax Reform Act of 1986 and any Treasury Regulations promulgated pursuant thereto, including, without limitation, complying with provisions relating to withholding on distributions to "foreign persons" and relating to reporting requirements to the Treasury Department.

                                   ARTICLE X

                           ISSUANCE OF CERTIFICATES

    10.1 Issuance of Certificates. Upon each issuance of Units, the General Partner shall cause the Partnership to issue one or more Certificates for and in the name of each Limited Partner which shall evidence the number and class or series of Units owned by such Limited Partner. Unless the Limited Partner or Assignee otherwise elects, he shall receive one Certificate in denomination equal to the number of all of his Units of the same class or series. A Limited Partner or Assignee may elect to receive Certificates in such smaller denominations as he may designate.

The Certificates shall be in such form as shall be approved by the General Partner in conformity with law and any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are or will he listed for trading. The Certificates shall be consecutively numbered, shall be entered as they are issued in the transfer records and shall state the Limited Partner's or Assignee's name, the number of Units and such other matters as may be required by law and any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are or will be us listed for trading. The Certificates shall be signed by the General Partner by its chairman of the board, president or any vice presidents and also by its secretaries, assistant secretaries or any other officers. If any Certificate is countersigned by the Transfer Agent, the signatures or the foregoing officers thereon may be a facsimile,

     10.2 Lost, Stolen or Destroyed Certificates. The Partnership shall issue a new Certificate in place of any Certificate previously issued if the registered owner of the Certificate:

     (a) makes proof by affidavit, in form and substance satisfactory to the General Partner, that a previously issued Certificate has been lost, destroyed or stolen;

     (b) requests the issuance of a new Certificate before the Partnership has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

     (c) if requested by the General Partner or Transfer Agent, delivers to the Partnership a bond, in form and substance satisfactory to the General Partner or Transfer Agent, with such surety or sureties and with fixed or open penalty as the General Partner or Transfer Agent may direct, in its sole discretion, to indemnify the Partnership and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

     (d) satisfies any other reasonable requirements imposed by the General Partner or Transfer Agent.

     If a Limited Partner or Assignee of record fails to notify the Partnership or the Transfer Agent within a reasonable time after he has notice of the loss, destruction or theft of a Certificate, and a transfer of the Units represented by the Certificate is registered before receiving such notification, the Limited Partner or Assignee of record shall be precluded from making any claim against the Partnership or any Transfer Agent for such transfer or for a new Certificate.

     10.3 Registered Owner. The Partnership shall be entitled to treat the Record Holder as the Limited Partner or Assignee in fact of any Units and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Units on the part of any other Person, whether or not the Partnership shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any stock exchange on which the Units are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing) is acting as a nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Units, as between the Partnership on the one hand and such other Persons on the other hand, such representative Person (a) shall be the Limited Partner or Assignee (as the case may be) of record and beneficially, (b) must execute and deliver a Transfer Application and
(c) shall be bound by the Partnership Agreement and shall have the obligations of a Limited Partner or Assignee (as the case may be) hereunder and as provided for herein.

                                  ARTICLE XI

                             TRANSFER OF INTERESTS

     11.1 Transfer. The term "transfer," when used in this Article XI with respect to a Partnership Interest, shall be deemed to refer to a transaction by which the General Partner assigns all or part of its Partnership Interest as the General Partner to another Person or by which the holder of a Unit assigns the Partnership Interest evidenced thereby to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition.

     11.2  Transfer of Interests of the General Partner.

     (a) The General Partner may not transfer all or any part of its Partnership Interest as the General Partner unless (i) a Majority Interest consents to such transfer, (ii) the transferee agrees to assume and be bound by the applicable terms and provisions of this Agreement and agrees to be admitted as a general partner of the Partnership and (iii) the Partnership receives an Opinion of Counsel that such transfer would not cause the Partnership or the Operating Partnership to be treated as an association taxable as a corporation for federal income tax purposes; provided, however, that any transfer by the General Partner of all of its Partnership Interest as general partner shall constitute a withdrawal for purposes of and shall be effected by the General Partner if not prohibited by Section 13.1(a).

     (b) Subject to compliance with Sections 11.2(a)(ii) and 11.2(a)(iii), neither Section 11.2(a)(i) nor any other provision of this Agreement shall be construed to prevent (and all Partners hereby expressly consent to) (i) the transfer by the General Partner of all or any part of its Partnership Interest to an Affiliate of the General Partner; (ii) the transfer by the General Partner of its Partnership Interest upon its merger, consolidation or liquidation with or into any other Person or the transfer, upon liquidation or otherwise by it of all or substantially all of its assets to another Person, and, in the case of either clause (i) or (ii), the assumption of the rights and duties of the General Partner by such Person; provided, in the ease of either clause (i) or
(ii), such Person furnishes to the Partnership an Opinion of Counsel that such transfer, merger, consolidation or assumption will not result in a loss of limited liability of any Limited Partner or of the limited partner in the Operating Partnership or result in the Partnership or the Operating Partnership being treated as an association taxable as a corporation for federal income tax purposes; (iii) the transfer by the General Partner of any part (but not all) of its interest in items of Partnership income, gain, losses, deductions, credits, distributions or surplus; (iv) the transfer by the General Partner of all of its interest in items of Partnership income, gain, losses, deductions, credits, distributions or surplus if the General Partner agrees, notwithstanding Section 17-702(a)(4) of the Delaware Act, to continue as the General Partner, and if it so agrees, all Partners hereby agree that it shall continue as the General Partner; or (v) a General Partner's mortgaging, pledging, hypothecating or granting a security interest in all or any part of its Partnership Interest (in which case the General Partner shall continue to be the General Partner). In the case of a transfer pursuant to clause (i) or (ii) of this Section 11.2(b), the transferee or Affiliate shall be admitted to the Partnership as a General Partner immediately prior to the transfer of the General Partner's Partnership Interest, and the transferee or Affiliate shall continue the business and operations of the Partnership without dissolution.

     11.3 Prohibition Against Transfer. No Unit or Partnership Interest shall be transferred in whole or in part, except in accordance with the terms and conditions set forth in this Article XI. Any transfer or purported transfer of any Unit or Partnership Interest not made in accordance with this Article XI shall be null and void.

     11.4  Transfer of Class A Units.

     (a) Class A Units may be transferred by assignment, satisfactory in form and substance to the Transfer Agent, of the Certificate evidencing such Class A Units, and by execution and delivery of a Transfer Application in accordance with subsection (b) below. Upon such an assignment, the transferor shall be empowered, by this Agreement and the Certificate of Limited Partnership, to give the transferee the right to become a Substituted Limited Partner and shall be deemed to have given that right by the assignment. No transfer of Units or of the Certificate evidencing such Units may be made and no new Certificate will be registered in the name of or issued to the proposed transferee unless the transferee has signed and delivered a Transfer Application to the Transfer Agent.

     (b) A transferee who has completed and delivered a Transfer Application shall be deemed (i) to have requested admission as a Substituted Limited Partner, (ii) to have agreed to comply with and be bound by the terms of, and to have executed and delivered, this Agreement, (iii) to have represented and warranted that such transferee has authority to enter into this Agreement, (iv) to have appointed the General Partner and the Liquidator attorney-in-fact to execute any document that either of them may deem necessary or appropriate to be executed in connection with the transfer and such transferee's admission as a Substituted Limited Partner pursuant to Article XII and as a party to this Agreement, (v) to have made the power of attorney set forth in Section 1.4 and
(vi) to have made the consents and waivers contained herein. At such time as such transferee becomes a Record Holder of a Certificate evidencing Units, such transferee shall thereupon be deemed to be an Assignee respecting such Units. Until admitted as a Substituted Limited Partner pursuant to Article XII, such Record Holder shall continue to be an Assignee in respect of such Units.

     (c) Each distribution in respect of Units shall be paid by the Partnership, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holders thereof as of the Record Date set for the distribution. Such payment shall constitute full payment and satisfaction of the Partnership's liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

     11.5 Restrictions on Transfer. Notwithstanding the other provisions of this Article XI, no transfer of any Unit shall be made if such transfer (a) would violate the then applicable federal and state securities laws or rules and regulations of the Securities and Exchange Commission, any state securities commission or any other governmental authorities with jurisdiction over such transfer, (b) would result in the Partnership being treated as an association taxable as a corporation for federal income tax purposes or (c) would affect the Partnership's existence or qualification as a limited partnership under the Delaware Act.

     11.6 Restrictions on Transfer of Class B Units. Notwithstanding the other provisions of this Article XI, no transfer of any Class B Unit shall be made except (i) the transfer by any of the Transferors of any or all of its Class B Units to another one of the Transferors or to an Affiliate of any of the Transferors; (ii) the transfer by any of the Transferors of its Class B Units upon its liquidation or dissolution or upon merger, consolidation or liquidation with or into any other Person; or (iii) the transfer (whether by execution, levying, foreclosure, or otherwise) by any of the Transferors of any or all of its Class B Units to any bona fide pledgee of the Class B Units upon the default by any of the Transferors or any of its Affiliates in its or their obligations to the pledgee; and in any such case, upon the assumption of the rights and duties of the Class B Limited Partner by any such Affiliate or transferee; provided, in any such case, such Affiliate or such transferee furnishes to the Partnership an Opinion of Counsel that such transfer, liquidation, dissolution, merger, consolidation or assumption will not result in the Partnership or the Operating Partnership being treated as an association taxable as a corporation for federal income tax purposes. In the event of any transfer of Class B Units in accordance with the provisions of this Section 11.6, the transferee shall become a Substituted Limited Partner when the transfer of the Class B Units is shown on the books and records of the Partnership. Following conversion of all Class B Units into Class A Units the restrictions contained in this Section 11.6 shall no longer be deemed to apply.

     11.7  Conversion of Class B Units.

     (a) Provided that a Deficiency (as defined in Section 5.3(d)) does not exist and capital account adjustments pursuant to either Section 4.1(b)(ii) or
Section 4.2(c) have been made such that the Capital Account for each Class A Unit and Class B Unit are equal, the holder of any Class B Units shall have the right at any time after the Subordination Period (or, if later, at any time after the fiscal year with respect to which any Deficiency is eliminated), at its option, to convert, subject to the terms and provisions of this Section 11.7, such Class B Units into Class A Units upon surrender of the Certificates evidencing the Class B Units that are to be so converted to the Partnership at any time during usual business hours at the principal offices of the Partnership in Fort Worth, Texas (or at such other place as the Partnership shall hereafter designate in writing to the Record Holders of the Class B Units), accompanied by a written instrument of transfer in form satisfactory to the Partnership duly executed by the Record Holder or his duly authorized legal representative.

     (b) As promptly as practicable after the surrender, as herein provided, of any Class B Units for conversion, the Partnership shall issue the number of Class A Units into which such Class B Units may be converted in accordance with the provisions of this Section 11.7 and shall deliver or cause to be delivered, at the offices set forth above to or upon the written order of the holder of such Class B Units so surrendered, duly issued Certificates evidencing such Class A Units. Prior to delivery of such Certificates, the Partnership shall require a written notice from the Record Holder of the Class B Units so surrendered indicating its election to convert such Class B Units and specifying the name or names (with address) in which such Certificates are to be issued. If the Certificates are to be issued to a Person who is other than the Record Holder of the Class B Units to be converted, the surrender of such Units shall be accompanied by such duly executed instruments of transfer (including a Transfer Application duly executed by the transferee) as shall be required by this Agreement or as determined by the General Partner at its sole discretion. Such conversion shall be deemed to have been made immediately prior to the close of business on the date that such Class B Units shall have been surrendered for conversion, so that the rights of the holder of such Class B Units shall cease with respect to such Class B Units at such time, and the Person or Persons entitled to receive the Class A Units upon conversion of such Class B Units shall be treated for all purposes as having become the Record Holders of such Class A Units at such time. Distributions declared but unpaid on the Class B Units shall be made upon the conversion of such Class B Units; provided, however, that distributions declared prior to such conveyance on the Class A Units but unpaid at the time of conversion shall not be payable on Class A Units that are issued upon such conversion.

     (c) The rate at which Class A Units shall be delivered upon conversion (herein called the "conversion rate") shall initially be one Class A Unit for one Class B Unit. The conversion rate shall be subject to adjustment as follows: if the Partnership shall (i) make a distribution to all holders of Class A Units payable in any class of Units or securities convertible into any class of Units,
(ii) subdivide outstanding Class A Units into a greater number of Class A Units,
(iii) combine outstanding Class A Units into a smaller number of Class A Units, or (iv) issue by reclassification of Class A Units any Units of the Partnership of any class or classes, then the conversion rate in effect immediately prior to such action shall be adjusted so that the holder of any Class B Units hereafter surrendered for conversion shall be entitled to receive the number and class or classes of securities that he would have owned or have been entitled to receive immediately after the happening of any of the events described above had such Class B Units been converted on or immediately prior to the Record Date for such distribution or the effective date of such subdivision, combination or reclassification, as the case may be. An adjustment made pursuant to this
Section 11.7 shall become effective retroactively immediately after the Record Date in the case of a distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this Section 11.7, the holder of any Class B Units thereafter surrendered for conversion shall become entitled to receive Units of two or more classes, the General Partner (whose determination shall be conclusive and shall be described in a statement provided to each Record Holder or Class B Units) shall determine the allocation of the conversion rate between and among such classes of Units.

     (d) In case of any consolidation or merger of the Partnership with or into another entity or in case of any sale or transfer to another entity of all or substantially all of the Partnership assets, then the holders of the Class B Units then Outstanding shall have the right thereafter to convert such Class B Units into the kind and amount of securities and property receivable upon or deemed to be held following such consolidation, merger, sale or transfer by a holder of a number of Class A Units into which such Class B Units might have been converted immediately prior to such consolidation, merger, sale or transfer. This provision shall similarly apply to successive consolidations, mergers, sales or transfers.

     (c) The issuance of Certificates evidencing Class A Units upon the conversion of Class B Units shall be made without charge to the converting Partner for such Certificates or for any tax in respect of the issuance of such Certificates; provided, however, that the Partnership shall not be required to pay any charge or tax which may be payable in respect of any transfer involved in the issuance and delivery of any such Certificate in a name other than that of the Record Holder of the Class B Units converted, and the Partnership shall not be required to issue or deliver any such Certificates unless and until the Person or Persons requesting the issuance thereof shall have paid to the Partnership or the Transfer Agent the amount of such charge or tax or shall have established to the satisfaction of the Partnership or the Transfer Agent that such charge or tax has been paid; and provided further, however, that the Partnership shall not be required to pay or reimburse the holder for any income tax payable by such holder as a result of such issuance. The Partnership shall further comply with any and all applicable federal and state securities laws and regulations, and the listing requirements of any and all securities exchanges upon which its Units are listed, or have been approved for listing, with respect to the conversion of the Class B Units as provided herein.

     (f) The "net agreed value" for purposes of the Delaware Act of any Class A Units issued by the Partnership upon conversion of the Class B Units pursuant to this Section 11.7 shall be the "net agreed value" determined to be applicable to such Class B Units at the time of their issuance.

     11.8  Restriction on Transfer of Class A Units Converted from Class B
Units.

     (a) Subject to the terms of Section 11.8(b), no transfer of any Class A Units issued pursuant to any conversion of Class B Units as described in Section
11.7 may be made unless and until any one of the following conditions is met.

           (i) The election under Section 754 of the Code has previously been made by the General Partner on behalf of the Partnership and has not been revoked;

           (ii) If the election under Section 754 of the Code has been revoked, the General Partner prepares, signs and delivers to the independent public accountants then serving the Partnership a Section 754 election which is in form sufficient to make that election effective for the Partnership during the first year that any of the above-referenced Class A Units received upon conversion of Class B Units are transferred and the General Partner instructs such accountants to file the Section 754 election in accordance with the requirements of the appropriate Treasury Regulations; or

           (iii) The Code is amended, a regulation is promulgated by the Treasury Department, a published revenue ruling is issued by the Internal Revenue Service, or a private ruling is issued by the Internal Revenue Service to the Partnership which expressly permits tax attributes to be so allocated among publicly traded interests in partnerships that those interests may be traded in the public market as substantially identical, notwithstanding the historic differences among those interests of certain tax attributes.

     (b) Section 11.8(a) is intended only to create a temporary restriction on the transfer of Class A Units received upon conversion of Class B Units so that those Class A Units will not be commingled in the trading market with Class A Units which were offered and sold to the public pursuant to the Underwriting Agreement, or with later issuances under Section 4.3(a). In that regard. Section 11.8(a) shall not be applicable to prohibit any transfer otherwise prohibited by its provisions if the transfer of such Class A Units will not result in such a commingling and if the transferee of such Class A Units agrees to be bound by the restrictions contained in this Section 11.8 as if the transferee were the original owner of such Class A Units.

                                  ARTICLE XII

       ADMISSION OF INITIAL, SUBSTITUTED AND ADDITIONAL LIMITED PARTNERS

     12.1 Admission of Initial Limited Partners. On the Commencement Date, the General Partner shall admit the Initial Limited Partners to the Partnership. Each such party shall execute a counterpart of this Agreement (either individually or by its attorney or agent) and thereby agree to be bound by the terms hereof as a Limited Partner.

     12.2  Admission of Substituted Limited Partners.

     (a) A Limited Partner or Assignee shall have the power to give the transferee of such Person's Units the right to seek admission as a Substituted Limited Partner subject to the conditions of and in the manner permitted under this Agreement. By transfer of a Unit, the transferor is deemed to have given the transferee the right to seek admission as a Substituted Limited Partner subject to the conditions of and manner permitted under this Agreement. A transferor of a Certificate shall only have the authority to convey to a purchaser or other transferee who does not execute and deliver the Transfer Application, however, (i) the right to negotiate such Unit to a purchaser or other transferee and (ii) the right to transfer the right to request admission as a Substituted Limited Partner to such purchaser or other transferee in respect of the transferred Units. Each transferee of a Unit (including any Person, such as a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, acquiring such Unit for the account of another Person) shall apply to become a Substituted Limited Partner with respect to Units transferred to such Person by executing and delivering a Transfer Application at the time of such transfer. Such transferee shall become a Substituted Limited Partner at such time as the General Partner consents thereto, which consent may be given or withheld in the General Partner's sole discretion, and when any such admission is shown on the books and records of the Partnership. If such consent is withheld, such transferee shall continue to be an Assignee. An Assignee shall have an interest in the Partnership equivalent to that of a Limited Partner with respect to allocations and distributions, including liquidating distributions of the Partnership. With respect to voting rights attributable to Units that are held by Assignees, the General Partner shall be deemed to be the Limited Partner with respect thereto and shall, in exercising the voting rights in respect of such Units on any matter, vote such Units at the written direction of the Assignee. If no such written direction is received, such Units will not be voted. An Assignee shall have no other rights of a Limited Partner. The General Partner shall be deemed to have given its consent to the admission of a transferee as a Substituted Limited Partner, and such admission shall be effective, at and from the close of business on the Business Day on which a properly executed Transfer Application is received by the Transfer Agent unless the General Partner notifies the Transfer Agent to the contrary prior to the close of business on the day of the receipt of the Transfer Application.

     (b) The admission of an Assignee as a Substituted Limited Partner shall be effected without the consent of any of the Partners other than the General Partner.

     12.3 Admission of Additional Limited Partners. A Person (other than an Initial Limited Partner) who makes a Capital Contribution to the Partnership shall be admitted to the Partnership as an Additional Limited Partner upon furnishing to the General Partner (a) acceptance, in form satisfactory to the General Partner, of all the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 1.4, and (b) such other documents or instruments as may be required in order to effect his admission as a Limited Partner, and such admission shall become effective on the date that the General Partner determines in its sole discretion that such conditions have been satisfied and when any such admission is shown on the books and records of the Partnership. The admission of Additional Limited Partners shall be effected without the consent of any of the Partners other than the General Partner.

     12.4 Admission of Successor General Partner. A successor General Partner selected pursuant to Section 13.1 or the transferee of or successor to the all or any part of the Partnership Interest of the General Partner pursuant to
Section 11.2(a) or (b) who is proposed to be admitted as a General Partner shall be admitted to the Partnership as a General Partner, effective immediately prior to the withdrawal or removal of the General Partner pursuant to Section 13.1 or the transfer pursuant to Section 11.2; provided, however, that no such withdrawal or removal can occur, and no such successor shall be admitted to the Partnership, until the successor has complied with Section 1l.2(a)(ii). Any such successor shall carry on the business of the Partnership.

     12.5 Amendment of Agreement and of Certificate of Limited Partnership. For the admission to the Partnership of any successor General Partner, the General Partner shall take all steps necessary and appropriate to prepare and file as soon as practicable an amendment of this Agreement and, if required by law, the Certificate of Limited Partnership and may for this purpose exercise the power of attorney granted pursuant to Section 1.4. Each Limited Partner consents to the admission of each successor General Partner effected pursuant to the terms of this Agreement.

                                 ARTICLE XIII

                       WITHDRAWAL OR REMOVAL OF PARTNERS

     13.1  Withdrawal or Removal of General Partner.

     (a) The General Partner covenants and agrees that it will not withdraw as the General Partner of the Partnership before December 31, 1997, subject to its right to transfer its Partnership Interest as General Partner pursuant to Sections 11.2(a) or 11.2(b) to an Affiliate of the General Partner or transferee that assumes the rights and duties of the General Partner under this Agreement. Except for transfers permitted by Section 11.2(b), any transfer by the General Partner of all of its Partnership interest as the General Partner pursuant to
Section 11.2(a) shall constitute the withdrawal of the General Partner for purposes of this Section 13.1(a). The withdrawal of the General Partner shall also constitute the withdrawal of the general partner of the Operating Partnership. If the General Partner gives a notice of withdrawal, a Majority Interest may, prior to the effective date of such withdrawal, elect a successor General Partner. The Person so elected shall automatically become the successor general partner of the Operating Partnership. If no successor General Partner is elected, the Partnership shall be dissolved pursuant to Section 14.1. If a successor General Partner is elected, it shall be admitted immediately prior to the withdrawal of the General Partner and shall continue the business and operations of the Partnership without dissolution.

     (b) The General Partner may be removed only upon the affirmative vote or approval of owners of at least 75% of the Percentage Interests of the Limited Partners, exclusive of any such Percentage interests held by the General Partner or any Affiliate thereof. Any such action for removal of the General Partner must also provide for the election of a new General Partner. Such removal shall be effective immediately subsequent to the admission of the successor General Partner pursuant to Article XII. The removal of the General Partner shall also constitute the removal of the general partner of the Operating Partnership, as provided in the Operating Partnership Agreement. The Person elected as successor General Partner shall automatically become the successor general partner of the Operating Partnership. The right to remove the General Partner shall not exist or be exercised unless the Partnership has received an Opinion of Counsel that the removal of the General Partner and the selection of a successor General Partner will not result in the loss of limited liability of any Limited Partner or of the limited partner of the Operating Partnership or the treatment of the Partnership or the Operating Partnership as an association taxable as a corporation for federal income tax purposes. Any successor General Partner shall carry on the business of the Partnership.

     13.2  Interest of Departing Partner and Successor.

     (a) The Departing Partner shall, at the option of its successor exercisable prior to the effective date of the departure of such Departing Partner, promptly receive from its successor in exchange for its Partnership Interest as the General Partner, an amount in cash equal to the fair market value of the Departing Partner's Partnership Interest as the General Partner herein, determined as of the effective date of its departure. If the successor to a Departing Partner exercises its option to acquire the Partnership Interest as the General Partner of the Departing Partner, it must also acquire at such time the partnership interest of the Departing Partner as the general partner of the Operating Partnership, for an amount in cash equal to the fair market value of such interest, determined as of the effective date of its departure. If the option is exercised, the Departing Partner shall, as of the effective date of its departure, cease to share in any allocations or distributions with respect to its Partnership Interest as the General Partner. For purposes of this Section 13.2, the fair market value of the Departing Partner's Partnership Interest as the General Partner and of its partnership interest as the general partner of the Operating Partnership shall be determined by agreement between the Departing Partner and its successor or, failing agreement within 30 days after the effective date of such Departing Partner's departure, by an independent investment banking firm or other independent expert selected by the Departing Partner and its successor, which, in turn, may rely on other experts and the determination of which shall be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such departure, then such firm shall be designated by the independent investment banking firm or other independent expert selected by each of the Departing Partner and its successor. In making its determination, such independent investment banking firm or other independent expert shall consider the Unit Price, the value of the Partnership's assets, the rights and obligations of such General Partner and any other factor or factors it may deem relevant.

     (b) If the successor to a Departing Partner does not exercise the option described in Section 13.2(a), the Partnership Interest of the Departing Partner as the General Partner of the Partnership and the partnership interest of such Departing Partner as the general partner of the Operating Partnership shall be converted as follows:

           (i) The Departing Partner shall become a Limited Partner, and its Partnership Interest as the General Partner shall be converted into Units, without any reduction in such Partnership Interest (subject to proportionate dilution by reason of the admission of its successor). The number of Units into which the Partnership Interest of such Departing Partner shall be converted shall be equal to the number of Units outstanding immediately before the effective date of its departure multiplied by a fraction, the numerator of which is such Departing Partner's Percentage Interest as the General Partner (immediately before such departure) and the denominator of which is the aggregate Percentage Interest (immediately before such departure) of all Limited Partners and Assignees (immediately before such departure).

           (ii) If the partnership interest not acquired is that of a Departing Partner as a general partner of the Operating Partnership, the limited partnership interest into which such interest is converted pursuant to the Operating Partnership Agreement shall he contributed by such Departing Partner to the capital of the Partnership, such Departing Partner shall become a Limited Partner in the Partnership and the Partnership shall issue to such Departing Partner the number of Units equal to the product of the number of Units outstanding immediately prior to the effective date of its departure (but after giving effect to the conversions, if any, described in

Sections 13.2(b)(i) and (b)(ii)) multiplied by a fraction, the numerator of which is such Departing Partner's percentage interest under the Operating Partnership Agreement (immediately before such departure) and the denominator of which is the aggregate percentage interest of all limited partners of the Operating Partnership (immediately before such departure) under the Operating Partnership Agreement.

     This Agreement shall be amended to reflect any event described in Sections 13.2(b)(i) or (ii), and any successor General Partner covenants so to amend.

     (c) If the successor to a Departing Partner does not exercise the option described in Section 13.2(a) above, the successor shall at the effective date of its admission to the Partnership contribute to the capital of the Partnership cash or property having a Net Agreed Value such that its Capital Account, after giving effect to such contribution, shall be equal to that percentage of the Capital Accounts of all Partners that is equal to its Percentage Interest as the General Partner. In such event, such successor shall be entitled to such Percentage Interest, as the case may be, of all Partnership allocations and distributions.

     13.3 Withdrawal of Limited Partners. No Limited Partner shall have any right to withdraw from the Partnership; provided, however, when a transferee of a Limited Partner's or Assignee's Units becomes a Record Holder, such Limited Partner or Assignee shall cease to be a Limited Partner or Assignee with respect to the Units so transferred, but until such transferee becomes a Record Holder, such transferor shall continue to be the Record Holder with respect to the Units transferred. No Limited Partner shall be entitled to receive any distribution from the Partnership for any reason or upon any event except as expressly set forth in Articles V and XIV.

                                  ARTICLE XIV

                          DISSOLUTION AND LIQUIDATION

     14.1 Dissolution. The Partnership shall not be dissolved by the admission of Additional Limited Partners or Substituted Limited Partners or by the admission of additional General Partners or substituted General Partners in accordance with the terms of this Agreement. The Partnership shall dissolve, and its affairs shall be wound up, upon:

     (a)   the expiration of its term as provided in Section 1.5;

     (b) the withdrawal or removal of the General Partner, or any event that results in its ceasing to be the General Partner (other than by reason of a transfer pursuant to Section 11.2 or withdrawal or removal following selection by a Majority Interest of a successor pursuant to Section 13.1);

     (c) an election to dissolve the Partnership by the General Partner that is approved by the affirmative vote of a Majority Interest;

     (d)   the bankruptcy or the dissolution of the General Partner;

     (e) a written determination by the General Partner that projected future revenues of the Partnership will be insufficient to enable payment of projected costs and expenses. or, if sufficient, will be such that continued operation of the Partnership is not in the best interests of the Partners; or

     (f)   a Terminating Capital Transaction;

provided, however, that the Partnership shall not be dissolved upon an event described in Section 14.1(b), (d) or (e) if within 90 days after such event, all Partners agree in writing to continue the business of the Partnership and to the appointment of a successor General Partner.

     For purposes of this Section 14.1, bankruptcy of the General Partner shall be deemed to have occurred when (u) it commences a voluntary proceeding, or files an answer in any involuntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (v) it is adjudged a bankrupt or insolvent, or has entered against it a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect, (w) it executes and delivers a general assignment for the benefit of its creditors, (x) it files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of the nature described in clause (u) above, (y) it seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for it or for all or any substantial part of its properties, or (z)(1) any proceeding of the nature described in clause (u) above has not been dismissed 120 days after the commencement thereof, (2) the appointment without its consent or acquiescence of a trustee, receiver or liquidator appointed pursuant to clause (y) above has not been vacated or stayed within 90 days after such appointment, or (3) such appointment is not vacated within 90 days after the expiration of any such stay.

     14.2 Continuation of the Business of the Partnership after Dissolution. Upon dissolution of the Partnership in accordance with Section 14.1(b), (d), or
(e), and a failure of all Partners to agree to continue the business of the Partnership and appoint a successor General Partner as provided in Section 14.1, then within an additional 90 days, a Majority Interest may elect to reconstitute the Partnership and continue its business on the same terms and conditions set forth in this Agreement by forming a new partnership on terms identical to those set forth in this Agreement and having as a general partner a Person elected by a Majority Interest. Upon any such election by a Majority Interest, all Partners shall be bound thereby and shall be deemed to have consented thereto. Unless such an election is made within 180 days after dissolution, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is made within 180 days after dissolution, then:

     (a) the reconstituted Partnership shall continue until. the end of the term set forth in Section 1.5 unless earlier dissolved in accordance with this
Article XIV;

     (b) if the successor general partner is not the former General Partner, then the interest of the former General Partner shall be treated thenceforth as the interest of a Limited Partner and converted into Units in the manner provided in Section 13.2(b)(i); and

     (c) all necessary steps shall be taken to cancel this Agreement and the Certificate of Limited Partnership and to enter into a new partnership agreement and certificate of limited partnership, and the successor general partner may for this purpose exercise the powers of attorney granted the General Partner pursuant to Section 1.4;

provided that the right of a Majority Interest to select a successor general partner and to reconstitute and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that (x) the exercise of the right would not result in the loss of limited liability of any Limited Partner and (y) neither the Partnership nor the reconstituted Partnership would be treated as an association taxable as a corporation for federal income tax purposes upon the exercise of such right to continue (unless the Partnership is already treated as a corporation in all material respects due to changes in federal income tax laws).

     14.3 Liquidation. Upon dissolution of the Partnership, unless the Partnership is continued under an election to reconstitute and continue the Partnership pursuant to Section 14.2, the General Partner, or, in the event the General Partner has been dissolved or removed, become bankrupt as defined in
Section 14.1 or withdrawn from the Partnership, a liquidator or liquidating committee approved by a Majority Interest, shall be the Liquidator. The Liquidator (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by a Majority Interest. The Liquidator shall agree not to resign at any time without 15 days' prior written notice and (if other than the General Partner) may be removed at any time, with or without cause, by notice of removal approved by a Majority Interest. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by a Majority Interest. The right to approve a successor or substitute Liquidator in the manner provided herein shall be recurring and continuing for so long as the functions and services of the Liquidator are authorized to continue under the provisions hereof, and every reference herein. to the Liquidator shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XIV, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 16.1(a)) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding up and liquidation of the Partnership as provided for herein. The General Partner or the Liquidator shall liquidate the assets of the Partnership, and apply and distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

     (a) the payment to creditors of the Partnership, including Partners, in order of priority provided by law; and the creation of a reserve of cash or other assets of the Partnership for contingent liabilities in an amount, if any, determined by the General Partner or the Liquidator to be appropriate for such purposes;

     (b) to the Partners in proportion to and to the extent of the positive balances in their respective Capital Accounts.

     The distribution to the Partners as provided in sub-section (b) above shall be made by the end of the year of liquidation or, if later, within ninety (90) days after the date of such liquidation (within the meaning of Treasury Regulation Section 1.704-1 (b)(2) (ii) (b)(2)).

     14.4 Distribution in Kind. Notwithstanding the provisions of Section 14.3 which require the liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if upon dissolution of the Partnership the General Partner or the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the General Partner or the Liquidator may, in its absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (other than those to Partners) and/or may. in its absolute discretion, distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Sections 14.3(b), undivided interests in such Partnership assets as the General Partner or the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be subject to such conditions relating to the disposition and management of such properties as the General Partner or the Liquidator deems reasonable and equitable and to any agreements governing the management and/or operation of such properties at such time. The General Partner or the Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

     14.5 Cancellation of Certificate of Limited Partnership. Upon the completion of the distribution of Partnership property as provided in Sections
14.3 and 14.4, the Partnership shall be terminated, and the Liquidator (or the General Partner or Limited Partners if necessary) shall cause the cancellation of the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware and shall take such other actions as may be necessary to terminate the Partnership.

     14.6 Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 14.3 in order to minimize any losses otherwise attendant upon such winding up.

     14.7 Return of Capital No General Partner shall be personally liable for the return of the Capital Contributions of the Limited Partners, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

     14.8 Capital Account Restoration. No Limited Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership. Upon the dissolution and termination of the Partnership, the General Partner will contribute to the Partnership an amount equal to the lesser of: (i) the deficit balance in its capital account, if any, or (ii) the excess of 1.01% of the total Capital Contributions of all Limited Partners over the capital previously contributed, if any, by the General Partner attributable to its interest as General Partner.

     14.9 Waiver of Partition. Each Partner hereby waives any right to partition of the Partnership property.

                                   ARTICLE XV

           AMENDMENT OF PARTNERSHIP AGREEMENT: MEETINGS, RECORD DATE

     15.1 Amendment to be Adopted Solely by General Partner. The General Partner (pursuant to its powers of attorney from the Partners), without the approval of any Limited Partner or Assignee, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

     (a) a change in the name of the Partnership or the location of the principal place of business of the Partnership (or a change in any trade names, trademarks, or service marks of the Partnership);

     (b) admission, substitution or termination of Partners in accordance with this Agreement;

     (c) a change that the General Partner in its sole discretion has determined to be reasonable and necessary or appropriate to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or that is necessary or advisable in the opinion of the General Partner to ensure, to the degree practicable, that the Partnership will not be treated as an association taxable as a corporation for federal income tax purposes;

     (d) a change (i) that in the sole discretion of the General Partner does not adversely affect the Limited Partners in any material respect, (ii) that is necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute or that is necessary or desirable to facilitate the trading of the Units (including, without limitation, the division of Outstanding Units into different classes in order to facilitate uniformity of tax consequences within such classes of Units) or comply with any rule, regulation, guideline or requirement of any securities exchange on which the Units are or will be listed for trading, compliance with any of which the General Partner deems to be in the best interests of the Partnership and the Limited Partners, or (iii) that is required or contemplated by this Agreement;

     (e) an amendment that is necessary, in the Opinion of Counsel to the Partnership, to prevent the Partnership or the General Partner or its directors or officers from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, whether or not substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

     (f) an amendment that in the sole discretion of the General Partner is necessary or desirable in connection with the authorization for issuance or issuance of any class or series of Units pursuant to Section 4.2(a),

     (g) the use of depositary units to represent Class A Units or any other class of Units or securities of the Partnership;

     (h) any amendment permitted pursuant to Section 5.2(h) herein; or

     (i) any other amendments similar to the foregoing.

     15.2 Amendment Procedures. Except as provided in Sections 15.1 and 15.3, all amendments to this Agreement shall be made in accordance with the following requirements:

     (a) amendments of this Agreement may be proposed:

         (i) by the General Partner, by submitting the text of the amendment to all Limited Partners in writing; or

         (ii) by Limited Partners owning at least 10% of the Percentage Interests owned by Limited Partners, by submitting their proposal in writing to the General Partner. The General Partner shall, within 60 days after the receipt of any such proposal or as soon thereafter as is reasonably practicable, submit the text of the proposed amendment to all Limited Partners. The General Partner may include in such submission its recommendation as to the proposed amendment.

     (b) if an amendment is proposed, the General Partner shall seek the written approval of the requisite Percentage Interests or call a meeting of the Partners to consider and vote on the proposed amendment unless, in the Opinion of Counsel, such proposed amendment would cause the Partnership or the Operating Partnership to cease being treated as a partnership for federal income tax purposes. A proposed amendment shall be effective upon its adoption by the written approval of the requisite Percentage Interests (within a reasonable period of time as specified in the submission) or the affirmative vote of a Majority Interest unless a greater percentage is required by this Agreement. The General Partner shall notify all Partners upon final adoption of any proposed amendment.

     15.3  Amendment Requirements.

     (a) Notwithstanding the provisions of Sections 15.1 and 15.2, no provision of this Agreement which establishes a Percentage Interest required to take any action shall be amended, altered, changed, repealed or rescinded in any respect which would have the effect of reducing such voting requirement, unless such is approved by written approval or the affirmative vote of Partners whose aggregate Percentage Interests constitute not less than the voting requirement sought to be reduced. This Section 15.3(a) shall only be amended with the approval by written approval or affirmative vote of Partners whose aggregate Percentage Interests constitute at least 75% of the aggregate Percentage Interests of the Partners; provided, however, that no duty or obligation of the General Partner can be increased or right diminished without the consent of the General Partner.

     (b) The voting requirements in this Section 15.3 shall be in addition to voting requirements imposed by other provisions contained herein.

     15.4 Meetings. All acts of Limited Partners to be taken hereunder shall be taken in the manner provided in this Article XV. Except as provided in Section 15.2, meetings of the Partners maybe called by the General Partner or by Limited Partners owning at least 20% of the aggregate Percentage Interests of the Partners. Any Limited Partner calling a meeting shall specify the number of Units as to which the Limited Partner is exercising the right to call a meeting and only those specified Units shall be counted for the purpose of determining whether the required 20% standard of the preceding sentence has been met. Limited Partners shall call a meeting by delivering to the General Partner one or more calls in writing stating that the signing Limited Partners wish to call a meeting and indicating the general or specific purposes for which the meeting is to be called. Within 60 days after receipt of such a call from Limited Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the General Partner shall send a notice of the meeting to the Partners either directly or indirectly through the Transfer Agent. A meeting shall he held at a time and place determined by the General Partner on a date not more than 60 days after the mailing of notice of the meeting. Limited Partners shall not vote on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to subject the Limited Partners to unlimited liability.

     15.5  Notice of a Meeting. Notice or a meeting called pursuant to Section
15.4 shall be given to the Partners in writing either personally or by mail or other means of written communication in accordance with Section 18.1. The notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication.

     15.6 Record Date. For purposes of determining the Partners entitled to notice of or to vote at a meeting of the Partners or to give approvals without a meeting as provided in Section 15.11, the General Partner may set a Record Date, which shall not be less than 10 days nor more than 60 days before the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any stock exchange on which the Units are listed for trading, in which case the rule, regulation, guideline or requirement of such stock exchange shall govern).

     15.7 Adjournment. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 60 days. At the adjourned meeting, the Partnership may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 60 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XV.

     15.8 Waiver of Notice; Approval of Meeting; Approval of Minutes. The transactions of any meeting of Partners, however called and noticed, and whenever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the Limited Partners entitled to vote, not present in person or by proxy, signs a written waiver of notice or a approval of the holding of the meeting or an approval of the minutes thereof. All waivers, consents and approvals shall be filed with the Partnership records or made a part of the minutes of the meeting. Attendance of a Partner at a meeting shall constitute a waiver of notice of the meeting, except when the Partner objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required to be included in the notice of the meeting, but not so included, if the objection is expressly made at the meeting.

     15.9 Quorum. A Majority Interest represented in person or by proxy shall constitute a quorum at a meeting of Partners. Notwithstanding anything elsewhere provided in this Agreement to the contrary, the Limited Partners shall be entitled to vote on, consent to or approve of matters only as provided in Sections 4.3, 11.2, 12.4, 13.1, 14.1, 14.2, 14.3, 15.2, 15.3, 15.4, 15.11 and
16.1 and as submitted to them by the General Partner. At any meeting of the Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of Limited Partners whose Percentage Interests constitute a majority of the Percentage Interests represented in person or by proxy at such meeting and entitled to vote thereat shall be deemed to constitute the act of all Limited Partners, unless a higher percentage is required with respect to such action under the provisions of this Agreement, in which ease the act of the Partners owning such higher percentage shall be required. The Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the requisite percentage of interests of Partners specified in this Agreement. In the absence of a quorum, any meeting of Partners may be adjourned from time to time by the affirmative vote of a majority of the Percentage Interests represented either in person or by proxy, but no other business may be transacted, except as provided in Section 15.7.

     15.10 Conduct of Meeting. The General Partner shall have full power and authority concerning the manner of conducting any meeting of the Partners or solicitation of consents in writing, including, without limitation, the determination of any Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 15.4, the conduct of voting, the validity and effect of any proxies, and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The General Partner shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting, in either case including, without limitation, a Partner or a director or officer of the General Partner. MI minutes shall be kept with the records of the Partnership maintained by the General Partner. The General Partner may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Partners or solicitation of consents in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and consents, the submission and examination of proxies and other evidence of the right to vote, and the revocation of consents in writing.

     15.11 Action Without a Meeting. Any action that may be taken at a meeting of the Partners maybe taken without a meeting if an approval in writing setting forth the action so taken is signed by Partners owning not less than the minimum Percentage Interests that would be necessary to authorize or take such action at a meeting at which all the Partners were present and voted. Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved in writing. The General Partner may specify that any written ballot submitted to Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time, not less than 20 days, specified by the General Partner. If a ballot returned to the Partnership does not vote all of the Units held by the Partner, the Partnership shall be deemed to have failed to receive a ballot for the Units which were not voted. If approval to the taking of any action by the Partners is solicited by any Person other than by or on behalf of the General Partner, the written approval shall have no force and effect unless and until (a) they are deposited with the Partnership in care of the General Partner, (b) approvals sufficient to take the action proposed are dated as of a date not more than 90 days prior to the date sufficient approvals are deposited with the Partnership, and (c) an Opinion of Counsel is delivered to the General Partner to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to subject the Limited Partners to unlimited liability, (ii) will not jeopardize the status of the Partnership as a partnership under applicable tax laws and regulations, and (iii) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Partnership and the Partners.

     15.12  Voting Rights.

     (a)  Only those Record Holders of Units on the Record Date set pursuant to
Section 15.6 shall be entitled to notice of, and, subject to Section 12.2(a), to vote at, a meeting of Partners or to act with respect to matters as to which consents are solicited. With respect to voting rights attributable to Units that are held by Assignees, the General Partner shall be deemed to be the Limited Partner with respect thereto and shall, in exercising the voting rights in respect of Units on any matter, vote such Units at the direction of the Assignee.

     (b) With respect to Units that are held for a Person's account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Units arc registered, such broker, dealer or other agent shall, in exercising the voting rights in respect of such Units on any matter, and unless the arrangement between such Persons provides otherwise, vote such Units in favor of and at the direction of the Person on whose behalf such broker, denier or other agent is holding such Units, and the Partnership shall be entitled to assume it is so acting without further inquiry. The provisions of this Section 15.12(b) (as well as all other provisions of this Agreement) are subject to the provisions of
Section 10.3.

     (c) A General Partner that is also a Limited Partner may vote its Percentage Interests, including such Percentage Interests represented by Units, on any matter submitted to the Partners for consideration in such manner as it in its sole discretion shall determine.

     (d) The Class A Units and Class B Units have equal voting rights and shall vote as a single class on all matters voted upon by the Limited Partners.

     15.13 Reorganization of the Partnership into a Corporation. Notwithstanding any other provision of this Article XV, if legislation is passed, or if effective Treasury Department regulations are adopted, which would have the effect of reclassifying the Partnership as an association taxable as a corporation for federal income tax purposes, or if for any other reason the Partnership is treated as an association taxable as a corporation for federal income tax purposes, the General Partner may, at its sore discretion and without the consent or approval of any other Partner, take whatever action it deems necessary, including the reorganization of the Partnership into a newly-organized corporation or other legal entity formed for such purpose, in whatever manner and by whatever method the General Partner determines in its sole discretion; provided, however, that such action shall not result in any material additional adverse tax consequences directly or indirectly to the Limited Partners or Assignees other than those resulting from a change in federal law.

                                  ARTICLE XVI

                          PROHIBITIONS AND LIMITATIONS

     16.1 General Prohibitions. Without the prior approval of a Majority Interest, the General Partner shall not:

     (a) sell or exchange all or substantially all of the assets of the Partnership in a single transaction or a series of related transactions or cause the Partnership to merge with, or into any entity (other than the Operating Partnership); or

     (b)    acting on behalf of the Partnership:

           (i) consent to amendments to the Operating Partnership Agreement that would adversely affect the Partnership as the limited partner of the Operating Partnership in any material respect;

           (ii) except as expressly permitted in Section 11.2(b), elect a successor general partner of the Operating Partnership;

           (iii) consent to the sale of all or substantially all of the assets of the Operating Partnership in a single transaction, a series of related transactions or pursuant to a plan of liquidation (except as expressly provided otherwise in the Operating Partnership Agreement); or

           (iv) except as expressly permitted in Section 6.11(c), take any action required by the Operating Partnership Agreement to be taken by the limited partner of the Operating Partnership.

                                  ARTICLE XVII

                            RIGHT TO PURCHASE UNITS

     17.1  Right to Acquire Units.

     (a) Notwithstanding the provisions of Section 13.1(a) or any other provision of this Agreement, in the event less than 10% of the Outstanding Units are held by Persons other than the General Partner and its Affiliates, the General Partner shall then have the right, which right it may assign and transfer to the any Affiliate of the General Partner (other than the Partnership), exercisable in its sole discretion, to purchase all, but not less than all, of the Units that remain outstanding and held by Persons other than the General Partner and its Affiliates, at the Purchase Price.

     (b) In the event the General Partner or any Affiliate of the General Partner elects to exercise such right to purchase Units pursuant to
Section 17.1(a), the General Partner shall mail, or cause the Transfer Agent to mail, written notice of such election to purchase (hereinafter in this Section
17.1 called the "Notice of Election to Purchase") to the Record Holders of Units at least 10, but not more than 60, days prior to the Purchase Date. The Notice of Election to Purchase shall specify the Purchase Date and the Purchase Price and state that the General Partner or its Affiliate, as the case may be, elects to purchase such Units, upon surrender thereof in exchange for payment, at such office or offices of an exchange agent (which may be the Transfer Agent unless the General Partner is the Transfer Agent) as the General Partner may specify, or as may be required by any National Securities Exchange on which the Units are listed or admitted to trading. Any such Notice of Election to Purchase mailed to a Record Holder of Units at his address as reflected in the records of the Transfer Agent, shall be conclusively presumed to have been given whether or not the owner receives such notice. On or prior to the Purchase Date, the General Partner or its Affiliate, as the case may be, shall deposit with the exchange agent cash in an amount equal to the Purchase Funds. If the Notice of Election to

Purchase shall have been duly given as aforesaid at least ten days prior to the Purchase Date, and if on or prior to the Purchase Date the Purchase Funds shall have been deposited with the exchange agent in trust for the benefit of the holders of Units subject to purchase as provided herein, then from and after the Purchase Date, notwithstanding that any Units or any Certificate for Units shall not have been surrendered for purchase, all rights of the holders of such Units (including, without limitation, any rights pursuant to Articles IV, V and XIV) shall thereupon cease, except the right to receive the Purchase Price therefor, without interest, upon surrender to the exchange agent of the Certificates representing Units, and such Units shall thereupon be deemed to be transferred to the General Partner or its Affiliate, as the case may be, on the record books of the Transfer Agent and the Partnership. and the General Partner or any Affiliate of the General Partner, as the case may be, shall be deemed to be the owner of all such Units (including, without limitation, all rights as owner of such Units pursuant to Articles IV, V and XIV).

(c) At any time from and after the Purchase Date, a holder of an Outstanding Unit subject to purchase as provided in this Section 17.1 may surrender his Certificate evidencing such Unit to the exchange agent in exchange for payment of the Purchase Price therefor, without interest thereon.

                                 ARTICLE XVIII

                               GENERAL PROVISIONS

     18.1 Addresses and Notices. Any notice, demand, request or report required or permitted to be given or made to a Partner under this Agreement shall he in writing and shall be deemed given or made when delivered in person or when sent by first class mail or by other means of written communication to the Partner at the address described below. Any notice, payment or report to be given or sent to a Partner hereunder shall be deemed conclusively to have been given or sent, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon mailing of such notice, payment or report to (a) in the case of a Unit, the Record Holder of such Unit at his address as shown on the records of the Transfer Agent or the Partnership or (b) in the case of the General Partner, to such Person at his address set forth in Section 1.3 or as otherwise shown on the records of the Partnership, regardless of any claim of any Person who may have an interest in such Unit or Units or the Partnership Interest of the General Partner by reason of an assignment or otherwise. An affidavit or certificate of mailing of any notice, payment or report in accordance with the provisions of this Section 18.1 executed by the General Partner, the Transfer Agent, the registrar of Units or the mailing organization shall be prima facie evidence of the giving or sending of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing on the books of the Transfer Agent or the Partnership is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payment and reports shall be deemed to have been duly given or sent without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Partnership of a change in his address) if they are available for the Limited Partner or Assignee at the principal office of the Partnership for a period of one year from the date of the giving or sending of such notice, payment or report to the other Limited Partners and Assignees. Any notice to the Partnership shall be deemed given if received by the General Partner at the principal office of the Partnership designated pursuant to Section 1.3. The Partnership and the General Partner may rely and shall be protected in relying on any notice or other document from a Partner or other Person if believed by them to be genuine.

     18.2 Titles and Captions. All article or section titles or captions in this Agreement are for convenience only and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

     18.3 Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

     18.4 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

     18.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

     18.6 Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

     18.7 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Partnership.

     18.8 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

     18.9 Counterparts. This agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Unit, upon executing and delivering a Transfer Application as herein described, independently of the signature of any other party.

     18.10 Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

     18.11 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

     18.12 Consent of Limited Partners. Each Limited Partner hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or approval of less than all of the Limited Partners, such action may be so taken upon the concurrence of less than all of the Limited Partners and each Limited Partner shall be bound by the results of such action.

     18.13 Force Majeure. If the General Partner is rendered unable, wholly or in part, by force majeure to carry out its obligations under this Agreement, the obligations of the General Partner, so far as they are affected by such force majeure, shall be suspended during, but no longer than, the continuance of such force majeure. The General Partner shall use all reasonable diligence to remedy such force majeure as quickly as possible. The requirement that any force majeure shall he remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts or other labor difficulty by the General Partner, contrary to its wishes, and all such difficulties shall be handled entirely at the discretion of the General Partner. The term "force majeure" as used herein shall mean an act of God, strike, lockout or other industrial disturbance, act of public enemy, war, blockade, public riot, lightning, fire, storm, flood, explosion. governmental restraint, unavailability of equipment and any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the General Partner.

Dated: May  , 1987

                              GENERAL PARTNER:
                              FFP PARTNERS MANAGEMENT
                                COMPANY, INC
                              2801 Glenda Avenue
                              Fort Worth, Texas 76117


                              By:
                                 -----------------------------------
                                 ORGANIZATIONAL LIMITED PARTNER



                              LIMITED PARTNERS:

                              All Limited Partners now and hereafter admitted as limited partners of the Partnership, pursuant to Powers of Attorney now and hereafter executed in favor of, and delivered to, the General Partner

                              By FFP PARTNERS MANAGEMENT
                                 COMPANY, INC.


                                 By:
                                    --------------------------------




                                FIRST AMENDMENT
                                      TO
                        AMENDED AND RESTATED AGREEMENT
                                      OF
                              LIMITED PARTNERSHIP
                                      OF
                              FFP PARTNERS, L.P.


     First Amendment, dated as of August 14, 1989 (the "Amendment"), of the Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement") of FFP Partners, L.P. (the "Partnership").

     The Partnership was formed by the filing of a certificate of limited partnership with the Secretary of State of Delaware on December 31, 1986. The Partnership Agreement was amended and restated in its entirety on May 21, 1987. The general partner, acting on behalf of itself and the limited partners pursuant to the power of attorney contained in the Partnership Agreement, now desires to further amend the Partnership Agreement as follows:

     1. The definition of "Limited Partner" in Article II is amended to read as follows:

     "Limited Partner" means any Person who is a Limited Partner of the Partnership, including a Class A Limited Partner, a Class B Limited Partner and a Rights Unit Limited Partner, but not including the Organizational Limited Partner (i.e., each Initial Limited Partner, each Substituted Limited Partner, each Additional Limited Partner and any Departing Partner on the conversion of its Partnership Interest or its interest in the Operating Partnership into Units pursuant to Section 3.2), and shown as a Limited Partner on the books and records of the Partnership; a Limited Partner may be designated as a "Class A Limited Partner," "Class B Limited Partner" or "Rights Unit Limited Partner" depending on the class of Units such Limited Partner holds, and for the purposes of determining allocations and distributions under Articles V and XIV, an Assignee.

     2. Article II of the Partnership Agreement is further amended by the addition of the following definitions:

     "Rights" mean the Rights issued under and defined in the Rights Agreement.

     "Rights Agreement" means that certain Rights Agreement dated as of August 14, 1989 between the Partnership and NCNB Texas National Bank, a national banking association, as it may be amended, supplemented or restated from time to time.

     "Rights Unit" means the Unit issued upon the exercise of Rights issued pursuant to the Rights Agreement, and having preferences, powers, rights and duties identical to the Class A Units except that, for purposes of Section 5.3(a)-(e), during the Subordination Period (or, if later, during the fiscal year with respect to which any Deficiency is eliminated by cash distributions), the Rights Units shall have the same rights, be subject to the same restrictions and be treated as Class B Units, and except, in either case, as provided by this Agreement.

     "Rights Unit Limited Partner" has the meaning specified in the definition of "Limited Partner" above in this Article II.

     3.   Section 4.1(c) is amended to read as follows:

     (c) Any Capital Contribution required of the General Partner pursuant to
Section 4.1(b) may be accomplished by the redesignation of Capital Contributions with respect to Units owned by the General Partner as Capital Contributions with respect to its Partnership Interest as General Partner, whereupon the General Partner shall be deemed to have surrendered to the Partnership those Units, and shall deliver to the Transfer Agent for cancellation those Units, the Capital Contributions with respect to which have thus been redesignated. For purposes of any such redesignation, the Net Agreed Value of Capital Contributions with respect to Units shall, for each Unit being surrendered, be (i) the cash consideration per Unit that is received by the Partnership upon the issuance of any Units of such class solely in exchange for cash in the transaction that gives rise to the requirement for the additional Capital Contribution of the General Partner, or (ii) the Unit Price per Unit of such class as of a date reasonably related to such redesignation in the event Units are issued at least partially in exchange for consideration other than cash in the transaction that gives rise to the requirement for the additional Capital Contribution of the General Partner.

     4.   Section 4.1(d) is amended to read as follows:

     (d) In connection with making any required general partner's capital contributions to the Operating Partnership pursuant to Article IV of the Operating Partnership Agreement, the General Partner may tender to the Partnership any Units it owns in exchange for a portion of the Partnership's 99% interest in the Operating Partnership. In such event, the General Partner shall be deemed to have surrendered any such Units to the Partnership for cancellation. Upon the tender of such Units, the Partnership shall distribute to the General Partner 99% of an interest as a limited partner in the Operating Partnership that bears the same ratio to the entire limited partner interest in the Operating Partnership as the aggregate Unit Price of the tendered Units bears to the aggregate Unit Price of all classes of Outstanding Units, as determined immediately prior to the date of tender.

     5.  Section 4.2 is amended by the addition of paragraph (e) as follows:

     (e) Upon exercise of Rights, the holders of such Rights shall contribute to the Partnership in cash, as provided by the Rights Agreement, the Purchase Price for each Rights Unit to be purchased multiplied by the number of Rights Units with respect to which such Rights are then being exercised.

     6.  Section 4.5(d)(i) is amended to read as follows:

     (d) (i) Consistent with the provisions of Treasury Regulation Section 1.704-l(b)(2)(iv)(f), upon an issuance of additional Units for cash or Contributed Property pursuant to Section 4.3, the Capital Accounts of all Partners and the Carrying Values of all Partnership properties shall, immediately prior to such issuance, be adjusted (consistent with the provisions hereof) upwards or downwards to reflect any Unrealized Gain or Unrealized Loss attributable to each Partnership property (as if such Unrealized Gain or Unrealized Loss had been recognized in an actual Terminating Capital Transaction, immediately prior to such issuance, and had been allocated to the Partners, at such time, pursuant to Section 5.1). In determining such Unrealized Gain or Unrealized Loss occasioned by an issuance of an outstanding class of Units or from a constructive termination of the Partnership pursuant to Section 708 of the Code, the aggregate fair market value of Partnership properties as of any date of determination shall be equal to the Prescribed Asset Value of all classes of Units Outstanding as of such date. In determining such Unrealized Gain or Unrealized Loss occasioned by the issuance of a new class of Units, the aggregate fair market value of Partnership properties as of any date of determination shall be determined by the General Partner using such reasonable method of valuation as it may adopt. The Carrying Values of the respective Partnership properties shall be adjusted according to their relative fair market values, as determined by the General Partner using such method as it deems appropriate.

     7.  Section 5.l(a)(i)(A) is amended to read as follows:

     (A) First, Operating Income in an amount up to the aggregate amount of cash distributed pursuant to Sections 5.3(c)(i) and (ii) and 5.3(d)(i)(A) to the Partners with respect to the quarterly periods within such fiscal year shall be allocated among the General Partner and holders of Class A Units, Class B Units and Rights Units in the same proportion that the General Partner and holders of such classes shared in such cash distributions, with the Operating Income allocated among the holders of Class A Units, Class B Units and Rights Units in accordance with their respective Class Percentage Interests; and

     8.   Section 5.1(d) is amended to read as follows:

     (d) To preserve uniformity of Units of a class, the General Partner shall have sole discretion in conjunction with Section 5.2(h)(ii) to make special allocations of income or deduction. The General Partner may make such allocations only if such allocations would not have a material adverse effect on the Limited Partners and if they are consistent with, and supportable under, the principles of Section 704 of the Code.

     Dated as of the date first above written.

                                             GENERAL PARTNER:
                                             FFP PARTNERS MANAGEMENT
                                             COMPANY, INC.
                                             2801 Glenda Avenue
                                             Fort Worth, Texas 76117

                                             By: /s/ Steven B. Hawkins
                                             Name:  Steven B. Hawkins
                                             Title: Vice President

                                             LIMITED PARTNERS:
                                             All Limited Partners now and
                                             hereafter admitted as limited
                                             partners of the Partnership,
                                             pursuant to Powers of Attorney
                                             now and hereafter executed in
                                             favor of, and delivered to, the
                                             General Partner.

                                             By: FFP PARTNERS MANAGEMENT
                                             COMPANY, INC.


                                             By: /s/ Steven B. Hawkins
                                             Name:  Steven B. Hawkins
                                             Title: Vice President



                              SECOND AMENDMENT TO
                              AMENDED AND RESTATED
                      AGREEMENT OF LIMITED PARTNERSHIP OF
                               FFP PARTNERS, LP.

     Second Amendment to Amended and Restated Agreement of Limited Partnership of FFP Partners, L.P. (the "Partnership"), entered into by and among FFP Partners Management Company, Inc., a Delaware corporation, as the General Partner, and the Limited Partners of the Partnership as reflected on the records of the Partnership.

                                    RECITALS

     The Partnership was formed by the filing of a certificate of limited partnership with the Secretary of State of Delaware on December 31, 1986. The agreement of limited partnership of the Partnership was amended and restated on May 21, 1987, and further amended by the First Amendment to Amended and Restated Agreement of Limited Partnership dated August 14, 1989, and as it currently exists, is referred to in this amendment as the "Partnership Agreement."

     Section 6.8(b) of the Partnership Agreement currently prohibits the Partnership from lending funds to the General Partner or any Affiliate thereof.

     To comply with Texas law, the General Partner has determined that the sale of alcoholic beverages at the stores owned indirectly by the Partnership in Texas should be made by a corporation owned by an individual Texas resident. The General Partner has determined that it is in the Partnership's best interest that these sales be made by Nu-Way Beverage Company, a Texas corporation owned by John H. Harvison.

     The Partnership has been advised by legal counsel that the alcoholic beverage inventory should be owned and the sales be made solely by Nu-Way Beverage Company, with the Partnership receiving a benefit from the sales pursuant to certain agreements between Nu-Way Beverage Company and the Partnership or an Affiliated Partnership, as defined in the Partnership Agreement.

     Because the sales benefit the Partnership, the General Partner has determined that it is in the best interest of the Partnership for the Partnership or an Affiliated Partnership to lend to Nu-Way Beverage Company the funds necessary to purchase and maintain its inventory of alcoholic beverages to be sold in the Partnership's stores.

     The General Partner, acting on behalf of itself and on behalf of the Limited Partners pursuant to the power of attorney contained in Section 1.4 of the Partnership Agreement, therefore desires to amend the Amended and Restated Agreement of Limited Partnership pursuant to Section 15.1(d) thereof and has determined that this amendment does not adversely affect the Limited Partners in any material respect.

     NOW, THEREFORE, the Partnership Agreement is amended by replacing the last sentence of Section 6.8(b) with the following:

     The Partnership may not lend funds to the General Partner or any Affiliate thereof; provided, however, that the Partnership or an Affiliated Partnership may lend funds to an Affiliate of the General Partner for the purchase of alcoholic beverages to be sold at stores operated by the Partnership or an Affiliated Partnership if the loan is, in the sole judgment of the General Partner, reasonably secured by a security interest in the alcoholic beverages purchased by the Affiliate with the funds loaned, and if, in the sole judgment of the General Partner, the sales benefit the Partnership or an Affiliated Partnership though agreements with the Affiliate or otherwise.

     EXECUTED as of the 12th day of July, 1991.

                                             GENERAL PARTNER:

                                             FFP PARTNERS MANAGEMENT
                                             COMPANY, INC.


                                             By: /s/Robert J. Byrnes
                                             Robert J. Byrnes, President



                                             LIMITED PARTNERS:

                                             All Limited Partners now and
                                             hereafter admitted as limited
                                             partners of the Partnership,
                                             pursuant to the power of attorney
                                             contained in Section 1.4 of the
                                             Partnership Agreement.

                                             FFP PARTNERS MANAGEMENT
                                             COMPANY, INC.


                                             By: /s/ Robert J. Byrnes
                                             Robert J. Byrnes, President